           OPEN-END CONSTRUCTION - PERMANENT LEASEHOLD
        MORTGAGE DEED, ASSIGNMENT OF LEASES AND RENTS AND
                       SECURITY AGREEMENT





     -C-COPYRIGHT 1995 BY THE MOHEGAN TRIBAL GAMING AUTHORITY, TRADING COVE ASSOCIATES AND SUN INTERNATIONAL HOTELS LIMITED. REPRODUCTION
OF THE MATERIAL HEREIN OR SUBSTANTIAL QUOTATION OF ITS PROVISIONS WITHOUT PERMISSION VIOLATES THE COPYRIGHT LAWS OF THE UNITED STATES AND WILL BE SUBJECT TO LEGAL PROSECUTION.

WARNING:  UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS.


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                                                  Execution Copy

When recorded, return to:

     First Fidelity Bank
     10 State House Square
     Hartford, Connecticut 06103-3698
     Attn:     W. Jeffrey Kramer
               Vice President, Corporate Trust


           OPEN-END CONSTRUCTION - PERMANENT LEASEHOLD
        MORTGAGE DEED, ASSIGNMENT OF LEASES AND RENTS AND
                       SECURITY AGREEMENT


     TO ALL PEOPLE TO WHOM THESE PRESENTS SHALL COME, GREETING:

     THIS Mortgage is made as of the 29th day of September, 1995, pursuant to 25 C.F.R. S162.12(c), between the MOHEGAN TRIBAL GAMING AUTHORITY, an instrumentality of The Mohegan Tribe of Indians of Connecticut (hereinafter referred to as "Mortgagor") having a notice address of 27 Church Lane, Uncasville, CT 06382, for the consideration of One ($1.00) Dollar and other good and valuable consideration received to Mortgagor's satisfaction from FIRST FIDELITY BANK, as Trustee for the benefit of the Holders of the Notes as defined in the Indenture, as hereinafter defined, a Connecticut banking corporation, having its principal office at 10 State House Square, Hartford, Connecticut 06103-3698 (the "Mortgagee").

     THE CONDITION OF THIS MORTGAGE IS SUCH THAT:

     WHEREAS, the United States of America in trust for The Mohegan Tribe of Indians of Connecticut (the "Tribe") is the owner of the land in the Town of Montville, County of New London and State of Connecticut, more fully described on Exhibit A attached hereto (the "Premises") and the buildings, structures, improvements and fixtures (excluding Mortgagor's Trade Fixtures) now located or hereafter constructed on the Premises (collectively, the "Improvements"); and

     WHEREAS, the Tribe, as lessor, and Mortgagor, as lessee, have entered into a Land Lease dated September 29, 1995 (the "Land
Lease"), with respect to the Premises and Improvements, which land Lease was approved by the Secretary of the Interior or his authorized representative on September 29, 1995; and

     WHEREAS, the Premises and Improvements are subject to certain Permitted Encumbrances enumerated on said Exhibit A or otherwise as

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described in Section 4.13 of the hereinafter described Indenture
(hereinafter referred to as "Permitted Encumbrances"); and

     WHEREAS, Mortgagor now owns or may hereafter acquire certain
Personal Property (as hereinafter defined); and

     WHEREAS, Mortgagor and Mortgagee, as trustee, are parties to an Indenture of Trust dated September 29, 1995 (hereinafter, together with any extensions, renewals, modifications, substitutions and replacements thereof and therefor, referred to as the "Indenture"), a copy of which is on file in the office of Mortgagee at 10 State House Square, Hartford, Connecticut 06103-3698, pursuant to which Mortgagor has issued its Senior Secured Notes due 2002 in the aggregate principal amount of $175,000,000 (hereinafter referred to as the "Notes"), which Notes are in the form(s) attached hereto as Exhibit B, for the purpose of providing financing for the development of the Premises and the construction of the Improvements; and

     WHEREAS, the holders of the Notes have this day advanced to the Mortgagor the sum of $175,000,000.00 for the construction or repair of the Improvements; and

     WHEREAS, the holder of the Notes have agreed to make the loan evidenced by the Notes to be paid over to the Mortgagor in installments as the work progresses, the time and amount of each advancement to be at the sole discretion and upon the estimate of the Mortgagee, so that when all of the work shall have been completed to the satisfaction of the Mortgagee, the Mortgagee shall then pay over to the Mortgagor any balance to complete the full loan evidenced by the Notes; and

     WHEREAS, the parties have entered into Escrow and Disbursement Agreement of even date herewith (together with any amendments thereto, the "Disbursement Agreement"), a copy of which is on file in the office of Mortgagee at 10 State House Square, Hartford, Connecticut 06103-3698; and

     WHEREAS, the principal amount of the Notes, together with interest thereon at the rates specified in the Notes, is payable in accordance with the terms of the Indenture, with the entire unpaid principal balance and any unpaid, accrued interest thereon maturing and being due and payable in full not later than November 15, 2002 (the "Maturity Date"); and

     WHEREAS, this Mortgage is entered into in reliance on Article XIII, Section 3 of the Tribe's Constitution;

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     NOW, THEREFORE, to secure the payment of principal and
interest and all other premiums, post-petition interest, indemnifications, reimbursements, damages and other monetary obligations under the Notes, the Indenture and the Other Security Documents as such terms are hereinafter defined, all of which terms are hereby incorporated herein and made a part hereof by reference as fully set forth herein, the payment by the Mortgagor to the Mortgagee as herein provided of all sums advanced by the Mortgagee pursuant to any term hereof, with interest thereon as provided herein, and the payment, performance, and observance of all of the covenants and agreements herein contained and contained in the Indenture (collectively, the "Obligations"), Mortgagor hereby gives, grants, bargains, sells, assigns, transfers and mortgages unto Mortgagee, its successors and assigns, and grants the Mortgagee and its successors and assigns a security interest in, all right, title and interest of the Mortgagor in and to the following:

     (A)  The Land Lease;

     (B) Mortgagor's leasehold interest in the Premises, the Improvements and the Appurtenant Rights (as hereinafter defined) pursuant to the Land Lease;

     (C) All other right, title, interest and claims of Mortgagor now existing or hereafter arising under the Land Lease; and

     (D)  The Personal Property;

     (E) TOGETHER WITH: (i) all estate, right, title and interest of Mortgagor of, in and to all judgments and decrees, insurance proceeds, awards of damages and settlements hereafter made resulting from condemnation proceedings or the taking of any of Mortgagor's interest in the property described in Granting Clauses
(A), (B), (C) and (D) hereof or any part thereof under any applicable power of eminent domain, or for any damage (whether caused by such taking or otherwise) to Mortgagor's interest in the property described in Granting Clauses (A), (B), (C) and (D) hereof or any part thereof; (ii) all proceeds of any sales or other dispositions of Mortgagor's interest in the property or rights described in Granting Clauses (A), (B), (C) and (D) hereof or any part thereof whether voluntary or involuntary; provided, however, that the foregoing shall not be deemed to permit such sales, transfers, or other dispositions except as specifically permitted herein and in the Indenture; and (iii) whether arising from any voluntary or involuntary disposition of the property described in Granting Clauses (A), (B), (C) and (D), all Proceeds (as hereinafter defined), products, replacements, additions,

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substitutions, renewals and accessions, remainders, reversions and after-acquired interest in, of and to such property;

     (F) TOGETHER WITH all of Mortgagor's right, title and interest in any Space Leases or any part thereof that Mortgagor has entered into, taken by assignment, taken subject to, or assumed, or has otherwise become bound by, now or in the future, together with all of the following (including all "Cash Collateral" within the meaning of the Bankruptcy Code) arising from the Space Leases: (a) all Rents (as hereinafter defined) and all rights of Mortgagor to receive and collect the same, (b) all guaranties, letters of credit, security deposits, collateral, cash deposits, and other credit enhancement documents, arrangements and other measures with respect to the Space Leases, (c) the right to enforce against any tenants under the Space Leases and otherwise any and all remedies under the Space Leases, including Mortgagor's right to evict from possession any tenant thereunder or to retain, apply, use, draw upon, pursue, enforce or realize upon any guaranty of any Space Lease, to terminate, modify, or amend the Space Leases; to obtain possession of, use, or occupy, any of the real or personal property subject to the Space Leases, and any claim that Mortgagor may have by reason of a termination, rejection, or disaffirmance of such Space Lease pursuant to any Bankruptcy law;

     (G) TOGETHER WITH all of Mortgagor's right, title and interest in and to any and all maps, plans, specifications, surveys, studies, tests, reports, data and drawings relating to the development of the Premises and the construction of the Improvements, including without limitation, all marketing plans, feasibility studies, soils tests, design contracts and all contracts and agreements of Mortgagor relating thereto including, without limitation, architectural, structural, mechanical and engineering plans and specifications, studies, data and drawings prepared for or relating to the development of the Premises or the construction, renovation or restoration of any of the Improvements;

     (H) TOGETHER WITH all of the Mortgagor's right, title, and interest in and to any and all licenses, permits, variances, special permits, franchises, certificates, rulings, approvals, waivers, orders, right and agreements (including options, option rights and contract rights) now or hereafter obtained by Mortgagor from any governmental authority having or claiming jurisdiction over the Premises, the Improvements or any other element of the Premises or providing access thereto, or the operation of any business on, at, or from the Premises, excluding, however, any Gaming Permits;

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     (I)  TOGETHER WITH any and all monies and other property
arising from or used in connection with Mortgagor's operation of the Premises and the Improvements, including, without limitation, the original proceeds of the Notes and any additional advances under this Mortgage; and all of the Mortgagor's right, title and interest in and to all extensions, improvements, betterments, renewals, substitutes for and replacements of, and all additions, accessions, and appurtenances to, any of the foregoing that Mortgagor may subsequently acquire an interest in or obtain by any means, or construct, assemble or otherwise place on any of the Subject Property, and all conversions of any of the foregoing; it being the intention of Mortgagor that all property in which Mortgagor hereafter acquires an interest and which is required by the Indenture or any Other Security Document or this Mortgage to be subjected to the lien of this Mortgage or intended so to be shall forthwith upon the acquisition of such interest by Mortgagor be subject to the lien of this Mortgage as if such property were now owned by Mortgagor and were specifically described in this Mortgage and granted hereby or pursuant hereto, and the Mortgagee is hereby authorized to receive any and all such property as and for additional security for the obligations secured or intended to be secured hereby;

     (J) TOGETHER WITH any and all Accounts Receivable, royalties, earnings, income, proceeds, products, Rents, revenues, reversions, remainders, issues, profits, avails, production payments, and other benefits directly or indirectly derived or otherwise arising from any of the foregoing, all of which are hereby assigned to Mortgagee, who, except as otherwise expressly provided in this Mortgage and the Indenture, is authorized to collect and receive the same, to give receipts and acquittances therefor and to apply the same to the Obligations secured hereunder, whether or not then due and payable; and

     (K) TOGETHER WITH Mortgagor's rights further to assign, encumber or otherwise transfer or dispose of the Mortgagor's interest in the property described in Granting Clauses (A) through
(J) inclusive, above, for debt or otherwise, except as otherwise set forth in this Mortgage, the Indenture or the Other Security Documents;

     (L) EXPRESSLY EXCLUDING, HOWEVER, (i) the fee title and reversionary interest of the United States and the Tribe in the Premises, the Improvements and the Appurtenant Rights, and (ii) any Personal Property to the extent that (a) Mortgagor is permitted to enter into a financing agreement for such Personal Property under the Indenture and (b) such financing agreement prohibits Mortgagee from maintaining a security interest in the Personal Property

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covered thereby, but only while the debt evidenced by such
financing agreement remains unsatisfied.

     For purposes of this Mortgage, the following terms shall have the meanings set forth below:

     (1) "Accounts Receivable" means any right to payment for goods sold or leased or for services rendered which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance.

     (2) "Appurtenant Rights" means all tenements, hereditaments, rights, remainders, reversions, privileges, benefits, easements (in gross or appurtenant), rights-of-way, gores or strips of land, streets, ways, alleys, passages, sewer rights, and all appurtenances whatsoever, and all claims or demands at law or in equity, in any way belonging, benefitting, relating or appertaining to the Premises, the Improvements, or any part thereof, whether now existing or hereafter arising.

     (3) "Personal Property" means all right, title and interest of Mortgagor, if any, in and to the following: all goods, equipment, inventory, supplies, building and construction materials (prior to incorporation into the Improvements) and other personal property of every nature whatsoever constituting a part or portion and/or used in the operation of the hotel, casino, restaurants, stores, parking facilities, special events arena, theme park, and all other commercial operations on the Premises, including but not limited to communication systems, visual and electronic surveillance systems and transportation systems, and including all property and materials stored therein and all tools, utensils, food and beverage, liquor, uniforms, linens, housekeeping and maintenance supplies, vehicles, fuel, advertising and promotional materials, blueprints, surveys, plans and other documents relating to the Premises or Improvements, and all furnishings, Trade Fixtures and equipment, including, but not limited to, all gaming equipment and devices which are to be installed and used in connection with the operation of the Project, including without limitation those items of furnishings, Trade Fixtures and equipment which are to be purchased in accordance with the construction budget, and those items of furniture, Trade Fixtures and equipment which are to be purchased or leased by Mortgagor, machinery and any other items of personal property in which Mortgagor now or hereafter owns or acquires an interest or right and which are used or useful in the construction, operation, use and occupancy of the Premises or Improvements; and all gaming and financial equipment, computer equipment, calculators, adding machines, video game and slot machines, and any other electronic equipment of every nature used or located on any part of the Premises or Improvements, and

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the Intangible Collateral, in each case whether now owned or hereafter acquired by Mortgagor.

     (4) "Gaming Permits" means any license, franchise, permit or other authorization on the date of the Indenture or thereafter required to own, lease, operate or otherwise conduct casino gaming at the Premises, which cannot be mortgaged, pledged or assigned as security for the Obligations. (This definition is included herein to confirm that no such Gaming Permits shall be included in the lien of this Mortgage.)

     (5) "Intangible Collateral" means all right, title and interest of Mortgagor, if any, in and to the following: (a) the rights to use all names, logos and designs, and all derivations thereof now or hereafter used by Mortgagor in connection with the Premises or Improvements, together with the goodwill associated therewith, EXPRESSLY EXCLUDING, however, the names "Mohegan", "Mohegan Tribe" or any other name, logo or design used by the Tribe to designate itself, or its tribal heritage, customs or governance,
(b) any and all concession agreements, supply or service contracts, licenses, permits (excluding, however, Gaming Permits), governmental approvals (to the extent such licenses, permits and approvals may be pledged under applicable law), signs, goodwill, supplier lists, checking accounts, safe deposit boxes (excluding the contents of such deposit boxes owned by persons other than Mortgagor), cash, instruments, chattel papers, documents, unearned premiums, deposits, refunds, including but not limited to income tax refunds, prepaid expenses, rebates, tax and insurance escrow and impound accounts, if any, actions and rights in action, and all other claims, including without limitation condemnation awards and insurance proceeds, and all other contract rights and general intangibles (excluding, however, all books, records, and customer lists relating to any gaming operations being conducted at the Premises which cannot be mortgaged, pledged or assigned as security for the Obligations) resulting from or used in connection with the operation of the Subject Property and in which Mortgagor now or hereafter has rights; and (d) all of Mortgagor's documents, instruments, contract rights, and general intangibles including, without limitation all permits (excluding, however, Gaming Permits), licenses, franchises and agreements required for the use, occupancy or operation of any Improvements (to the extent such licenses, permits and approvals are not prohibited from being pledged under applicable law); and (e) general intangibles, vacation license resort agreements or other time share license or right to use agreements, including without limitation all rents, issues, profits, income and maintenance fees resulting therefrom, whether any of the foregoing is now owned or hereafter acquired.

     (6) "Proceeds" means whatever is received upon the sale, exchange, collection or other disposition of collateral or

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proceeds, and, in any event, shall include but not be limited to
(i) any and all proceeds of any insurance (including without limitation property casualty and title insurance), indemnity, warranty or guaranty payable from time to time with respect to any of the Subject Property; (ii) any and all proceeds in the form of accounts, security deposits, tax escrows (if any), down payments (to the extent the same may be pledged under applicable law), collections, contract rights, documents, instruments, chattel paper, liens and security instruments, guaranties or general intangibles relating in whole or in part to the Premises and all rights and remedies of whatever kind or nature which Mortgagor may hold or acquire for the purpose of securing or enforcing any obligation due Mortgagor thereunder; (iii) any and all payments in any form whatsoever made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Mortgagor's interest in the Subject Property by any governmental authority; and
(iv) any and all other amounts from time to time paid or payable in connection with any of the Subject Property; provided, however, that the Mortgagor is not authorized to dispose of any of the Subject Property unless such disposition is otherwise permitted by the Indenture or this Mortgage.

     (7) "Rents" means all rents, income, receipts, issues, profits, revenues and maintenance fees, room, food and beverage revenues, license and concession fees, income, proceeds and other benefits to which Mortgagor may now or hereafter be entitled from the Premises, or Space Leases or any property encumbered hereby or any business or other activity conducted by Mortgagor at the Premises.

     (8) "Space Lease" means any and all leases, subleases, lettings, licenses, concessions, operating agreements, management agreements, and all other agreements affecting the Premises and/or Improvement that Mortgagor has entered into, taken by assignment, taken subject to, or assumed, or has otherwise become bound by now or in the future, that give any person the right to conduct its business on, or otherwise use, operate or occupy, all or any portion of the Premises and/or Improvement, together with all amendments, extensions, and renewals of the foregoing entered into in compliance with this Mortgage, together with all rental, occupancy, service, maintenance or any other similar agreements pertaining to use or occupation of, or the rendering of services at the Premises and/or Improvement or any part hereof.

     (9) "Trade Fixtures" means articles, which are easily removable, and which are placed by and at the sole expense of the Mortgagor in or attached to the Improvements to prosecute the trade or business of the Mortgagor for which it occupies the Improvements

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or for use in connection with such business or to promote
convenience and efficiency in conducting such business.

     (10) "UCC" means the Connecticut Uniform Commercial Code, now in force and as hereafter amended, as the same has been incorporated into and made part of the law of the Tribe as of the date of this Mortgage.

     All of the foregoing items and property shall be hereinafter collectively referred to as the "Subject Property".

     TO HAVE AND TO HOLD THE Subject Property, together with all rights, privileges, hereditaments and appurtenances thereunto now or hereafter belonging, or in any way appertaining, and the proceeds and products of all Improvements and Property, unto Mortgagee, its successors and assigns, to their use and behoof forever.

NOTHING CONTAINED IN THIS MORTGAGE SHALL BE CONSTRUED TO AUTHORIZE THE MORTGAGEE TO CONDUCT ANY GAMING OPERATIONS ON THE PREMISES. FURTHER, NOTHING CONTAINED IN THIS MORTGAGE SHALL BE CONSTRUED TO GRANT TO MORTGAGEE ANY INTEREST IN ANY MANAGER'S INTEREST IN ANY MANAGEMENT AGREEMENT FOR THE OPERATION OF ALL OR ANY PART OF THE PREMISES OR THE IMPROVEMENTS, OR TO CONDUCT GAMING ON THE PREMISES.

Mortgagor and Mortgagee further agree as follows:

                            ARTICLE I
                GENERAL COVENANTS AND WARRANTIES

     SECTION 1.1. PERFORMANCE OF MORTGAGOR'S OBLIGATIONS. Mortgagor shall duly, punctually and fully pay, do and perform all Obligations and all other obligations and things on its part to be paid, done or performed under the Indenture, under this Mortgage and under any other instrument which refers to or secures the Indenture. Time is of the essence hereof.

     SECTION 1.2.  REPRESENTATIONS AND WARRANTIES BY MORTGAGOR.
Mortgagor represents and warrants to Mortgagee, as follows:

          (a) Mortgagor is the lawful owner of a leasehold interest in the Premises and Improvements pursuant to the Land Lease, and is the owner of the Personal Property; Mortgagor has good right and lawful authority to grant, bargain, sell, transfer and assign the Subject Property as provided herein; and the Subject Property is free and clear of all mortgages, liens, pledges, security interests, charges and encumbrances, excepting only Permitted Encumbrances. Mortgagor warrants and will defend the Mortgagor's leasehold interest and/or title to, as applicable, the

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Subject Property against all claims and demands whatsoever, except the Permitted Encumbrances.

          (b) There is no provision in any indenture, contract or agreement, to which Mortgagor is a party or by which it is bound, or any law, statute, ordinance, governmental rule, regulation or restriction, or any order of any court or administrative agency, to which Mortgagor is subject or by which Mortgagor is bound, which prohibits the execution and delivery by Mortgagor of this Mortgage, the Indenture or any other instruments which refer to or secure the Indenture or evidence the indebtedness secured hereby, including without limitation the Disbursement Agreement (hereinafter collectively referred to as "Other Security Documents" and individually referred to as an "Other Security Document"), or the performance or observance by Mortgagor of any of the terms, covenants or conditions of this Mortgage, the Indenture or any Other Security Document.

          (c) Execution and delivery of this Mortgage, the Indenture and the Other Security Documents, by and on behalf of Mortgagor, have been duly and validly authorized, and this Mortgage, the Indenture and Other Security Documents have been duly and validly executed and delivered, by and on behalf of Mortgagor, and are valid, binding and enforceable obligations of Mortgagor in accordance with their terms.

          (d) All applicable building, zoning, occupational safety and health, energy and environmental laws, ordinances and regulations affecting the Subject Property permit the use and occupancy thereof for class II and class III Indian gaming and related purposes and have been complied with, and Mortgagor has obtained the necessary consents, permits and licenses to operate the Improvements for said purposes.

          (e) Mortgagee may at all times peaceably and quietly enter upon, hold, occupy and enjoy the entire Subject Property in accordance with the terms hereof; (b) neither Mortgagor nor any affiliate of Mortgagor is insolvent and no bankruptcy or insolvency proceedings are pending or contemplated by or, to the best of Mortgagor's knowledge, against Mortgagor or any affiliate of Mortgagor; (c) all costs arising from construction of any Improvements, the performance of any labor and the purchase of all Personal Property and Improvements have been or shall be paid when due; (d) Mortgagor shall at all times conduct and operate the Subject Property in a manner so as not to lose the right to conduct gaming activities at the Premises; (e) no material part of the Subject Property has been damaged, destroyed, condemned or abandoned; and (f) each of the representations and warranties contained in the Notes, the Indenture, this Mortgage and the Other Security Documents is true and correct in all material respects.

     SECTION 1.3.   [Intentionally Omitted]

     SECTION 1.4.   [Intentionally Omitted]

     SECTION 1.5. FURTHER ASSURANCES; SECURITY AGREEMENT. Mortgagor will procure, do, execute, acknowledge and deliver each and every further act, deed, conveyance, transfer, document and assurance reasonably necessary or proper for the carrying out more effectively of the purpose of this Mortgage and, without limiting the foregoing, for granting, bargaining, selling, transferring and assigning unto Mortgagee all of the right, title and interest which the Mortgagor has by virtue of its tenant's interest under the Land Lease in and/or to the Subject Property, or property intended so to be, whether now owned or hereafter acquired by Mortgagor (hereinafter, "Mortgagor's Interest in the Subject Property"), including without limitations the preparation, execution and filing of any documents, such as financing statements and continuation statement, deemed advisable by Mortgagee for perfecting and maintaining its lien on the Subject Property. This Mortgage shall further constitute and be deemed to be a Security Agreement under the UCC and Mortgagor hereby grants to Mortgagee a present and continuing security interest in any property, Trade Fixtures, equipment, inventory, leases (subject to the absolute assignment thereof hereinafter described), rents, issues, income, profits, Personal Property, accounts, chattel paper, documents, instruments, money and deposit accounts, contract rights, claims, trade names and general intangibles included in, arising from or otherwise related to the Mortgagor's Interest in the Subject Property or any portion thereof, and, subject to the provisions of this Mortgage, in Mortgagor's interest in insurance policies and unearned premiums prepaid thereon, insurance proceeds, and awards, payments or consideration for the taking of Mortgagor's Interest in the Subject Property, or any portion thereof, by condemnation or exercise of the power of eminent domain, or from any sale in lieu or in anticipation thereof, assigned by Mortgagor to Mortgagee hereunder, to the extent that a security interest may be granted therein under the terms of the UCC.

     SECTION 1.6. CARE AND MAINTENANCE OF SUBJECT PROPERTY. Mortgagor shall not commit or permit waste or deterioration upon or of the Subject Property and shall cause the Subject Property and every part thereof, including but not limited to parking areas, Improvements and all ingress and egress easements, if any, to be continually maintained, preserved and kept in safe and good repair, working order and condition, and will comply with all present and future laws, statutes, ordinances, rules and regulations of any governmental authority having or claiming jurisdiction with reference to the Subject Property and the manner of leasing, using, operating or maintaining the same (hereinafter referred to as "Governmental Requirements"), as now existing or as hereafter amended, and will comply in all materials respects with any requirements of all insurance companies insuring all or any part of the Premises or the Improvements and will comply with all private declarations, easements, covenants and restrictions, if any, affecting the title to the Subject Property, or any thereof (hereinafter referred to as "Private Restrictions"), and will not commit, suffer or permit any violation thereof, and will from time to time make all necessary and proper restorations, rebuildings, repairs, renewals, replacements, additions and betterments to the Subject Property, whether required as the result of casualty or otherwise, and whether or not insurance proceeds or condemnation proceeds exist or are sufficient therefor, in a good and workmanlike manner, so that the value and efficient use thereof shall be fully restored, preserved and maintained, and so that all Governmental Requirements and Private Restrictions shall be complied with. Mortgagor shall give Mortgagee written notice within five Business Days (as that term is defined in the Indenture), if it receives notice of any violation of any Governmental Requirement or Private Restriction, or if any damage or destruction occurs to the Subject Property. Except to the extent permitted by the Indenture, Mortgagor agrees not to make any use of the Subject Property, other than as permitted under the Land Lease; except as contemplated by the Indenture not to demolish, remove, or materially and adversely alter the Improvements, without the prior written consent of Mortgagee, not to be unreasonably withheld; and not to remove from the Premises or Improvements any material part of the Property, unless immediately replaced with like property of at least equal utility and value of the property being replaced when such property was new. All such replacements and additions shall be subject to the lien hereof and the security interest created hereby, which shall be prior to all other liens or security interests thereon and therein, excepting Permitted Encumbrances. Mortgagee or its agents may enter upon the Subject Property at all reasonable times to inspect the same and for the purpose of protecting its security and preserving its rights hereunder, but shall not be liable to any person, party or entity for failure to do so. Except to the extent permitted by the Indenture, Mortgagor covenants and agrees not to commence construction of any new buildings or Improvements upon the Premises, or any additions to existing Improvements, without the prior written consent of Mortgagee, not to be unreasonably withheld, and to promptly complete with due diligence any buildings, Improvements and additions for which Mortgagee's consent is obtained hereunder in good and workmanlike manner, free and clear of all liens, charges and encumbrances, except the lien hereof and Permitted Encumbrances.

     SECTION 1.7. IMPOSITIONS AND LIENS. Mortgagor shall, before any penalty or interest attaches thereto because of delinquency in payment, pay and discharge, or cause to be paid and discharged, all taxes, assessments, levies and governmental charges imposed upon or against the Subject Property or upon or against the Indenture (not including income taxes of the Mortgagee) or upon or against the Premises or upon or against the Improvements or upon or against the Property (herein collectively referred to as "Impositions") and will thereafter deliver the paid receipts therefor to Mortgagee within 30 days after written request therefor from Mortgagee. Mortgagor shall not suffer to exist and shall promptly pay and discharge any mechanic's, statutory or other lien or encumbrance on the Premises, Improvements and/or Subject Property or any part thereof (hereinafter referred to as "Liens"), except for Permitted Encumbrances.

     Notwithstanding the foregoing, Mortgagor shall not be in default hereunder in respect to the payment of any Imposition or Lien which Mortgagor shall be required by any provision hereof to pay, so long as Mortgagor shall first notify Mortgagee, in writing, at least 30 days prior to the due date thereof, if any, or otherwise at least 15 days before commencement of any contest thereof, of its intention to contest the amount, applicability and/or validity of said Imposition or Lien and shall thereafter, in good faith, in compliance with all applicable statutes, and with all possible promptness, diligently contest the same, and Mortgagor may postpone or defer payment of a portion of said Imposition or Lien, if, but only if, permitted by statute, and if neither the Subject Property, nor any portion thereof, would, by reason of such postponement or deferment, be in danger of being forfeited or lost.

Upon a final adjudication of any such contest, and, in any event, at least 30 days prior to the date on which the interest of Mortgagee in the Subject Property would otherwise forfeit by reason of the nonpayment of any such Imposition or Lien, Mortgagor shall pay the amount thereof then due, including any penalties and interest thereon.

     Nothing in this Section 1.7 shall be deemed to be an admission by Mortgagor that any part of the Subject Property may be made subject to any taxes, assessments, levies, governmental charges or Liens (other than the lien of this Mortgage).

     SECTION 1.8. INSURANCE. Mortgagor shall obtain, maintain and keep in full force and effect, or cause the manager of all or any part of the facilities operated upon the Premises to obtain, maintain, and keep in effect, during the term of this Mortgage, with all premiums paid thereon, insurance policies as required by the Indentures and shall provide Mortgagee evidence thereof in accordance with the Indenture.

     All insurance shall be effected under a valid enforceable policy or policies, shall be issued by insurers of recognized responsibility, which are licensed to do business in State of

Connecticut, and which are acceptable to Mortgagee acting reasonably, and shall be reasonably satisfactory to Mortgagee in all other respects. Mortgagor shall not carry separate insurance concurrent in form or contributing in the event of loss with that required to be maintained by Mortgagor, unless it also complies with all provisions of the Indenture applicable to such insurance.

     All hazard and casualty insurance policies maintained by Mortgagor or the manager pursuant to the foregoing provisions shall
(i) provide that any losses payable thereunder shall (pursuant to a standard first mortgage clause in favor of Mortgagee to be attached to each such policy) be payable to Mortgagee, its successors and assigns as their interests may appear, (ii) include effective waivers by the insurer of all claims for insurance premiums against Mortgagee, (iii) provide that any losses shall be payable notwithstanding (a) any act of negligence by Mortgagor or Mortgagee, (b) any foreclosure or other proceedings or notice of sale relating to the Subject Property, (c) any waiver of subrogation rights by the insured, or (d) any change in the title to or ownership of any of the Subject Property, and (iv) be written in amounts sufficient to prevent Mortgagor from becoming a co-insurer under said policies. All liability insurance policies maintained by Mortgagor pursuant to the foregoing contribution from any other insurance carried by Mortgagee in the event of loss.

     In the event of loss, Mortgagor shall immediately give written notice thereof to Mortgagee and shall, in good faith and with due diligence, promptly file, prosecute and collect upon its insured claims for loss, and shall cause all proceeds thereof to be paid over to Mortgagee. The amount of any settlement of any such claim shall always be subject to the Mortgagee's prior written approval, not to be unreasonably withheld or delayed. If Mortgagor does not promptly and diligently do so, or if any Event of Default (as hereinafter defined) then exists hereunder, Mortgagee is authorized and empowered (but not obligated or required) to make proof of loss, to select, adjust or compromise any claims for loss, damage or destruction under, and to collect and receive all proceeds of, any policies of hazard and casualty insurance maintained pursuant hereto. Mortgagor shall reimburse Mortgagee, on demand, for all costs and expenses, including but not limited to court costs and reasonable attorneys' fees, incurred by Mortgagee in connection therewith. All proceeds of such insurance are hereby absolutely and unconditionally assigned, and shall be paid, to Mortgagee.

     All Net Loss Proceeds (as defined in the Indenture) received in connection with any such loss shall be held and disbursed in accordance with the Indenture.

     SECTION 1.9. UTILITIES AND SERVICES. Mortgagor shall pay or cause to be paid promptly, when due, all charges or fees for utilities or services, including but not limited to electricity, water, gas, telephone, sanitary sewer, and trash and garbage removal, supplied to the Subject Property, and, upon request of Mortgagee, shall furnish receipts to Mortgagee showing such payment.

     SECTION 1.10.  [Intentionally Omitted.]

     SECTION 1.11. CURE OF DEFAULTS BY MORTGAGEE. If Mortgagor shall fail to observe, comply with or perform any of the terms, agreements, covenants and/or conditions herein with respect to the procuring and delivery of insurance, the payment of Impositions or Liens, the keeping of the Subject Property in repair, the protection of the Subject Property or Mortgagor's interest therein, the observing, performing and discharging of the obligations of Mortgagor under the Land Lease and the Space Leases, or any other term, agreement, covenant or condition contained herein, in the Indenture or in any Other Security Document, Mortgagee may, at its option, itself observe, comply with or perform the same, may make such advances to observe, comply with or perform the same as Mortgagee shall deem appropriate, and may pay reasonable fees of attorneys' employed by Mortgagee in connection therewith, and may enter the Subject Property for the purpose of observing, complying with or performing any such term covenant or condition. Mortgagee may expend such sums, including reasonable attorneys' fees (prior to trial, at trial and on appeal), to sustain the lien of this Mortgage or its priority, or to protect or enforce, or to obtain the right to enforce, its rights, powers and remedies hereunder, including the payment of any prior liens, claims and encumbrances, other than Permitted Encumbrances which are not in default, or to protect the Subject Property, as it may deem desirable. Mortgagor agrees to repay all such sums so advanced, paid or expended upon demand, and all sums so advanced, paid or expended, with interest at the default rate set forth in the Indenture, shall be a lien upon the Subject Property, shall be secured hereby and may be collected in the same manner as the principal debt secured hereby, but no such advance or expenditure shall be deemed to relieve Mortgagor from any default hereunder.

     SECTION 1.12. SALE, TRANSFER OR ENCUMBRANCE. Except to the extent permitted by the Indenture, if Mortgagor shall voluntarily, involuntarily or by operation of law agree to, cause, suffer or permit (a) any sale, transfer, lease or conveyance of any material interest of Mortgagor, legal or equitable, in the Land Lease, the Subject Property or any portion thereof; (b) any change in the ownership of a controlling interest in Mortgagor; or (c) any mortgage, pledge, encumbrance or lien to be outstanding against the Subject Property or any portion thereof, or any security interest to exist therein, except as created by this Mortgage and the other documents which secure the Indenture, and except Permitted

Encumbrances, without, in each instance, the prior written consent of Mortgagee which shall not be unreasonably withheld or delayed, Mortgagee may, at its election, declare the entire indebtedness hereby secured to be immediately due and payable, without notice to Mortgagor (which notice Mortgagor hereby expressly waives), and upon such declaration the entire indebtedness hereby secured shall be immediately due and payable.

     SECTION 1.13. ASSIGNMENT OF LEASES AND RENTS. If the Subject Property is or in the future becomes subleased to third parties as permitted by and in accordance with Section 4.27 of the Indenture, then Mortgagor and Mortgagee agree as follows:

          (a) This is a present, absolute, effective, irrevocable and completed assignment by Mortgagor to Mortgagee of the Space Leases and Rents and of the right to collect and apply the same, which is not contingent upon Mortgagee being in possession of the Subject Property. Prior to the occurrence of an Event of Default hereunder, Mortgagor may collect all Rents due under any Space Leases. After the occurrence and during the continuance of an Event of Default, Mortgagee shall have the absolute right to collect all Rents.

          (b) Mortgagor shall, at its costs and expense, perform each obligation to be performed by the landlord under each Space Lease; except as permitted by the Indenture, not borrow against, pledge or further assign any Rents due thereunder; not permit the prepayment of any Rents due for more than 30 days in advance; not permit any tenant to assign or sublet its interest in any Space Lease unless required to do so by the terms thereof and then only if such assignment does not work to relieve the tenant of any liability for performance of its obligations thereunder; not materially and adversely amend or modify the obligations of the parties under any Space Lease without prior written consent of Mortgagee, not to be unreasonably withheld or delayed.

          (c) If any tenant shall default under a Space Lease, Mortgagor shall, in the ordinary course of business, exercise sound business judgment with respect to such default but may not waive claims or discharge tenants and/or occupants from their obligations under the Space Lease or terminate or accept a surrender of any Space Lease, without the prior written consent of Mortgagee.

          (d) If Mortgagor fails to perform any obligations of Mortgagor under any Space Lease or if Mortgagee becomes aware of or is notified by any tenant under any Space Lease of a failure on the part of Mortgagor to so perform, Mortgagee may, but shall not be obligated to, without waiving or releasing Mortgagor from any obligation in this Mortgage, remedy such failure, and Mortgagor agrees to repay upon demand all sums incurred by Mortgagee in remedying any such failure together with interest as provided in the Indenture. Any such sums, together with interest, shall be part of the indebtedness secured hereby.

          (e) Mortgagee shall not be deemed to be a partner of, or a joint venturer with, Mortgagor with respect to the Subject Property or to be a participant of any kind in the management or operation of the Subject Property. Except as to the provisions of the Land Lease, Mortgagee shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under any Space Lease, or with respect to the Subject Property or the inspection, maintenance or repair thereof, under or by reason of this Mortgage. Neither this
Section 1.13, nor the exercise by Mortgagee of its rights hereunder, shall be deemed to constitute Mortgagee a beneficiary or mortgagee in possession of the Subject Property, unless Mortgagee elects in writing to be so constituted.

     SECTION 1.14.  [Intentionally Omitted.]

     SECTION 1.15. HAZARDOUS SUBSTANCES. Mortgagor shall not permit toxic or hazardous substances or wastes, pollutants or contaminants, including, without limitation, asbestos, urea formaldehyde, the group of organic compounds known as polychlorinated biphenyls, petroleum products including gasoline, fuel oil, crude oil and various constituents of such products, any hazardous substance as defined in the Comprehensive Environmental Response Act of 1980 (42 U.S.C. S9601, et seq.), and any other federal, state or tribal laws, rules or regulations relating to the protection of the environment
(collectively, "Hazardous Substance"), to be generated, treated, stored, transferred from, discharged, released or disposed of, or otherwise placed, deposited in or located on, used, transported over, or otherwise entered on or into the Premises, except in accordance with all applicable state, federal, local and tribal laws, regulations, rules, codes and ordinances relating to the environment ("Environmental Regulations"); nor shall the Mortgagor undertake any activity on the Premises that would cause or contribute to the Premises becoming a treatment, storage or disposal facility for Hazardous Substances within the meaning of any applicable Environmental Regulations. The foregoing provision shall not be deemed to prohibit the incidental storage or use of Hazardous Substances in the ordinary course of the Mortgagor's business, provided such storage or use is in compliance with all applicable Environmental Regulations.

     SECTION 1.16. INDEMNITY. Mortgagor agrees to indemnify, protect, hold harmless and defend Mortgagee from and against any and all losses, liabilities, suits, actions, obligations, fines, damages, judgments, penalties, claims, causes of action, charges, costs and expenses (including reasonable attorneys' fees, disbursements and court costs prior to trial, at trial and on appeal) which may be imposed on, incurred or paid by, or asserted against Mortgagee by reason or on account of, or in connection with, (i) any willful misconduct of Mortgagor or any Event of Default hereunder, (ii) the construction or alteration of the Subject Property, (iii) any negligence of Mortgagor or any tenant of the Subject Property or any part thereof, or any of their respective agents, contractors, subcontractors, servants, directors, officers, employees, licensees or invitees, or (iv) any accident, injury, death or damage to any person or property occurring in, on or about the Subject Property or any street, drive, sidewalk, curb or passageway adjacent thereto, except to the extent that the same results directly from the gross negligence or willful misconduct of Mortgagee. Any amount payable to Mortgagee under this Section 1.16 shall be due and payable upon demand therefor and receipt by Mortgagor of a statement from Mortgagee setting forth in reasonable detail the amount claimed and the basis therefor. Mortgagor's obligations under this Section 1.16 shall not be affected by the absence or unavailability of insurance covering the same or by the failure or refusal of any insurance carrier to perform any obligation on its part under any such policy of insurance. If any claim, action or proceeding is made or brought against Mortgagee which is subject to the indemnity set forth in this Section 1.16, and provided Mortgagor is given prompt written notice thereof, Mortgagor shall defend the Mortgagee by counsel reasonably acceptable to the Mortgagee, and "attorneys' fees" shall include both reasonable attorneys' fees and paralegals' fees and expenses. In the event that any action or proceeding is brought against the Mortgagee, its officers, agents or employees by reason of any of the matters set forth hereinabove, then the Mortgagor upon notice from the Mortgagee, shall protect and defend at the Mortgagor's sole expense such action or proceeding by counsel reasonably satisfactory to the Mortgagee and in the event the Mortgagor shall fail to protect and defend the Mortgagee, its officers, agents or employees, then the Mortgagee may undertake to protect and defend itself, its officers, agents or employees and the Mortgagor shall pay to the Mortgagee, upon demand, all costs and expenses incurred by the Mortgagee in connection therewith, including without limitation, all such attorneys' fees.

     SECTION 1.17. LAND LEASE. Mortgagor shall punctually perform all obligations, covenants and agreements to be performed by it under the Land Lease, strictly in accordance with the terms thereof, and shall at all times do all things necessary to compel performance by the Tribe of all of its obligations, covenants and agreements under the Land Lease. Mortgagor shall, at all times, maintain the validity and effectiveness of the Land Lease, and shall neither take nor permit any action which would release the Tribe from its obligations or liabilities under the Land Lease, or would result in the termination, amendment or modification of, or impair the validity of the Land Lease. If Mortgagor defaults under the Land Lease, Mortgagee shall have the right, at its option, to cure such default in accordance with the Land Lease, and all reasonable costs and expenses incurred by Mortgagee in doing so, together with interest thereon at the rate provided in the Indenture, shall become due and payable immediately and shall be added to the indebtedness secured by this Mortgage. Mortgagor appoints Mortgagee as its attorney-in-fact for purposes of taking all actions necessary to cure any such default, in Mortgagee's sole discretion, which power of attorney is coupled with an interest and shall be irrevocable as long as any indebtedness secured by this Mortgage remains outstanding. If, under the Land Lease, Mortgagor shall, at any time before satisfaction of this Mortgage, acquire any additional interest in the Premises or Improvements, then the lien of this Mortgage shall attach, extend to, cover and be a lien upon such title or other interest, provided that in no event shall the fee interest of the United States in trust for the Tribe in the Premises or the Improvements become subject to this Mortgage.

     SECTION 1.18. BANKRUPTCY EFFECT. Mortgagor acknowledges that pursuant to Section 365 of the Bankruptcy Reform Act of 1978 (as the same may be amended or recodified from time to time, called the "Bankruptcy Reform Act") it is possible that a trustee in bankruptcy of the Tribe or the Tribe as a debtor-in-possession could reject the Land Lease, in which case Mortgagor as tenant would have the election described in Section 365(h) of the Bankruptcy Reform Act (which election, as it may be amended, revised or recodified from time to time, and together with any comparable right under any other state or federal law relating to bankruptcy, reorganization or other relief for debtors, whether now or hereafter in effect, is called the "Election") to treat the Land Lease as terminated by such rejection or, in the alternative, to remain in possession for the balance of the term of the Land Lease and any renewal or extension thereof that is enforceable by the tenant under applicable non-bankruptcy law.

          (a) Mortgagor agrees not to terminate or permit termination of the Land Lease by exercise of the Election without the prior written consent of Mortgagee. Mortgagor acknowledges that because the Land Lease is a significant part of the Mortgagee's security for the obligations secured under this Mortgage, the Mortgagee does not anticipate that it would consent to termination of the Land Lease and shall not under any circumstances be obliged to give such consent.

          (b) In order to secure the covenant made in Section 1.1 of this Mortgage and as security for the other obligations secured under this Mortgage, Mortgagor assigns the Election to Mortgagee under this Mortgage. Mortgagor acknowledges and agrees that this assignment of the Election is one of the rights which Mortgagee may use at any time in order to protect and preserve the other rights and interests of Mortgagee under this Mortgage, since exercise of the Election in favor of terminating the Land Lease would constitute waste hereunder.

          (c) Mortgagor acknowledges and agrees that the Election is in the nature of a remedy and is not a property interest which Mortgagor can separate from the Land Lease. Therefore, Mortgagor agrees that exercise of the Election in favor of preserving the right to possession under the Land Lease shall not be deemed to constitute a taking or sale of Mortgagor's interest in the Subject Property by Mortgagee and shall not entitle Mortgagor to any credit against the obligations secured by this Mortgage.

          (d) Mortgagor further acknowledges and agrees that if the Election is exercised in favor of Mortgagor remaining in possession, then Mortgagor's resulting right under the Land Lease to possession and use of (and rents and profits from) the Premises and Improvements, as adjusted by the effect of Section 365 of the Bankruptcy Reform Act, shall be part of the Premises and Improvements and shall be subject to the lien created by this Mortgage. However, Mortgagor acknowledges and agrees that the right under the Land Lease to possession and use of the premises and Improvements as so adjusted is not equivalent to the leasehold interest which is the Subject Property at the time of execution of this Mortgage. Therefore, Mortgagor agrees that rejection of the Land Lease under the Bankruptcy Reform Act by a trustee in bankruptcy of the Tribe or by the Tribe as a debtor-in-possession shall constitute a default under this Mortgage and shall entitle Mortgagee to all rights and remedies upon an Event of Default under this Mortgage.

                           ARTICLE II
                       TAKING OF PROPERTY

     SECTION 2.1. CONDEMNATION OR SALE IN LIEU THEREOF. In case of a taking of or damage to all or any portion of the Subject Property as a result of, or a sale thereof in lieu of or in anticipation of, the exercise of the power of condemnation or eminent domain, or the commencement of any proceedings or negotiations which might result in such a taking, damage or sale, Mortgagor shall promptly give Mortgagee written notice thereof, generally describing the nature of such taking, damage, sale, proceedings or negotiations and the nature and extent of the taking, damage or sale which has resulted or might result therefrom, as the case may be, together with a copy of each and every document relating thereto received by Mortgagor, and Mortgagee shall have the right to participate in such proceedings or negotiations with respect to Mortgagor's leasehold interest therein. Should any of the Subject Property be taken or damaged by exercise of the power of condemnation or eminent domain, or be sold by private sale in lieu or in anticipation thereof, Mortgagor does hereby irrevocably assign, set over and transfer to Mortgagee any award, payment or other consideration for the interest of the Mortgagor by reason of its rights as tenant under the Land Lease or otherwise in the property so taken, damaged or sold and any claim or cause of action therefor. All Net Loss Proceeds (as defined in the Indenture) received in connection with any of the foregoing shall be held and disbursed in accordance with the Indenture.

                           ARTICLE III
                  DEFAULT AND REMEDIES THEREFOR

     SECTION 3.1. EVENT OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this
Mortgage:

          (a) the Mortgagor defaults in the payment when due of interest on the Notes and such default continues for a period of 30 days; provided that payments of Cash Flow Participation Interest (as defined in the Notes) that are permitted to be deferred as provided in the Notes shall not become due for this purpose until such payment is required to be made pursuant to the terms of the Notes;

          (b) the Mortgagor defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (or in connection with an offer to purchase) or otherwise;

          (c) the Mortgagor fails to comply with any of the provisions of Section 4.07, 4.09, 4.10, 4.11, 4.15, 4.16, 4.18,
4.28 or 5.01 of the Indenture;

          (d) the Mortgagor or the Tribe (with respect to its obligations under the Indenture) fails to observe or perform any other covenant, representation, warranty or other agreement in the Indenture, the Notes or the Other Security Documents for 60 days after written notice to the Mortgagor by the Mortgagee or to the Mortgagor and the Mortgagee from Holders of at least 25% in the principal amount of the Notes then outstanding;

          (e) the Land Lease ceases to be in full force and effect or the Mortgagor defaults in the performance of any covenant set forth in the Lease, the Leasehold Mortgage, or any of the Other
Security Documents (which default is not waived or cured);

          (f) a default occurs under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Mortgagor or the payment of which is guaranteed by the Mortgagor, whether such Indebtedness or guarantee now exists, or is created after the Issuance Date, which default (a) is caused by a failure to pay when due principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such indebtedness (a "Payment Cross-Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity or would constitute a default in the payment of such issue of Indebtedness at final maturity of such issue and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which a Payment Cross-Default then exists or with respect to which the maturity thereof has been so accelerated or which has not been paid at maturity, aggregates $7.5 million or more;

          (g) final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Mortgagor or any of its assets and such judgment or judgments remain unpaid or undischarged or unstayed for a period of 60 days, provided that the aggregate of all such undischarged judgments exceed $7.5 million;

          (h) the Mortgagor breaches in a material respect any representation or warranty set forth in the Land Lease or this Mortgage or any of the Other Security Documents, or the Mortgagor repudiates any of its obligations under, or any judgment or decree by a court or government agency of competent jurisdiction declaring the unenforceability of, the Land Lease or any of the Other Security Documents and such repudiation materially impairs the benefits of the Mortgagee and the Holders of the Notes thereunder;

          (i) the Mortgagor pursuant to or within the meaning of Bankruptcy Law:

               (i)  commences a voluntary case,

               (ii) consents to the entry of an order for relief against it in an involuntary case,

               (iii) makes a general assignment for the benefit of its creditors, or

               (iv) generally is not paying its debts as they become due; or

          (j) a court of competent jurisdiction enters an order or decree under any bankruptcy law that:

               (i) is for relief against the Mortgagor in an involuntary case; or

               (ii) orders the liquidation of the Mortgagor;

and the order or decree remains unstayed and in effect for 60 consecutive days;

          (k) there is any revocation, termination, suspension or other cessation of effectiveness of any Gaming Permit which results in the cessation or suspension of gaming operations for a period of more than 90 consecutive days at the Resort (as defined in the Indenture);

          (l) there is a cessation of gaming operations for a period of more than 90 consecutive days at the Resort (other than as a result of a casualty loss) after the Resort becomes operating; or

          (m) there is a cessation of gaming operations for a period of more than 180 consecutive days as a result of a casualty loss after the Resort becomes operating except if the Mortgagor is diligently pursuing reconstruction and opening of the Resort and such reconstruction and opening can be accomplished with the funds available to the Mortgagor.

     The Indebtedness secured by this Mortgage is subject to acceleration upon the occurrence of an Event of Default.

     SECTION 3.2 REMEDIES. In the event of the happening of any Event of Default, or in the case the principal of the Notes shall have become due and payable in full, whether by lapse of time or by acceleration, then and in every such case, Mortgagee shall have the right and power, at its option, in addition to any other rights of Mortgagee under the Indenture and the Other Security Documents to pursue any one or more of the following remedies:

          (a) Remedies Under State Laws. Without limiting any other remedy available under this Mortgage or applicable federal or Tribal law, Mortgagee shall have the right, at its option, to exercise any right or remedy which would be available to Mortgagee under the laws of the State of Connecticut ("State Laws"), if such State Laws were directly applicable to this Mortgage and the Subject Property, including without limitation the right to foreclose this Mortgage by action or in any other manner provided by State Laws (for which purpose Mortgagee is hereby granted all requisite powers under State Laws, including without limitation the power of sale, if and to the full extent now or hereafter permitted by State Laws), the right to have a receiver appointed to operate and manage the Subject Property and collect the Rents, and to perform all other functions and duties of a receiver to the full extent permitted under State Laws, and the right to exercise all rights and remedies of a secured creditor under the UCC. If and to the extent that State Laws pertaining to any remedy or procedure selected by Mortgagee would require action to be taken by a sheriff, clerk of court or other state or local official or authorized person, the Gaming Disputes Court established pursuant to Article XIII, Section 2 of the Tribe's Constitution (the "Tribal Court") shall direct and authorize such action to be taken by an agent or officer of the Tribal Court who shall be selected, appointed and fully empowered by the Tribal Court for such purpose.

If and to the extent that application of procedures specified by State Laws in any action to enforce this Mortgage would be impossible or impractical, the Tribal Court shall by order, at Mortgagee's request, direct and establish such alternative and/or supplementary procedures as may be necessary or appropriate to assure practical realization and implementation of the remedies granted to Mortgagee and/or contemplated by this Subsection.

          (b) Contractual Receiver. Mortgagee may, at its option, but without obligation to do so, without notice to or consent of Mortgagor, either in person or by agent, without regard for the adequacy or value of the Subject Property or of any other security for the indebtedness secured hereby, the commission of waste or the solvency or insolvency of Mortgagor or of any other party bound for the payment and such indebtedness, with or without bringing any action or proceeding, or by a receiver or trustee to be appointed, at Mortgagee's request, by any court of competent jurisdiction, enter upon, inspect, conduct tests with respect to, take possession of, maintain, manage and operate the Subject Property in the name, place and stead of Mortgagor and on Mortgagor's behalf and capacity, subject to the provisions of this Subsection, and to make, execute, enforce, modify, alter, cancel and accept the surrender of any Space Leases (whether or not the same extend beyond the term of this Mortgage), obtain or evict tenants, fix or modify Rents, refund and collect security deposits, and do any other acts in connection with the maintenance, management and operation of the Subject Property to protect the security hereof and to operate the Subject Property which Mortgagee, in its sole discretion, deems proper, and either with or without taking possession of the Subject Property, in its own name or in the name of Mortgagor, sue for or otherwise demand, collect, receive, and give receipts for all cash receipts from the operation of the Subject Property and all Rents, and apply the same (i) upon the costs of collection thereof, including the fees and costs of agents and attorneys employed by Mortgagee; upon the costs of managing, operating and leasing the Subject Property, including taxes, insurance, maintenance, repairs, improvements, the fees of professional managing agents, architects, engineers and appraisers, license and permit fees, leasing fees and commissions, and Mortgagee's out-of-pocket expenses; and (ii) upon any indebtedness secured hereby, in accordance with the Indenture. Mortgagor hereby grants to Mortgagee an irrevocable power of attorney, coupled with an interest, to perform all of the acts and things provided for in this Subsection, as Mortgagor's agent and in Mortgagor's name. The entering upon and taking possession of the Subject Property, the collection of such cash receipts and Rents and the application thereof as aforesaid, and/or the exercise or failure to exercise any remedy hereunder, shall not cure or waive any Event of Default or waive, modify or affect any notice of default under the Indenture, under this Mortgage of under any Other Security Document, invalidate any act done pursuant to such Event of Default or notice of default, or in any way preclude or abridge the right of Mortgagee to foreclose this Mortgage or take other legal or equitable action hereunder. Mortgagee may, without entering into possession or pursuing any other remedy as provided in this subsection or at law or in equity, or in conjunction with such possession or pursuit of other remedy, give notice to any or all tenants under Space Leases authorizing and directing said tenants to pay Rents directly to Mortgagee, or to any receiver appointed pursuant to this Subsection. If a tenant received such a notice, Mortgagor hereby directs such tenant to make payment pursuant thereto, and it shall be conclusively presumed, as between Mortgagor and such tenant, that the tenant is obligated and entitled to make such payment to Mortgagee, or to any receiver appointed pursuant to this Subsection, and that such payment constitutes payment of Rents under the Space Lease in question. Mortgagee shall be accountable only for Rents actually collected hereunder and not for the rental value of the Subject Property.

          (c) Sale or Disposition. Mortgagee shall have the right, but not the obligation, by giving written notice to Mortgagor of Mortgagee's exercise of its rights under this Subsection (which notice may be given simultaneously with the exercise of such rights), to assume exclusive possession, control, custody and ownership of Mortgagor's Interest in the Subject Property (or the interest of any receiver appointed pursuant to Section 3.2(a) or 3.2(b) above) or any portion thereof, and to sell, assign, sublease or otherwise dispose of the Subject Property, in whole or in part, from time to time, and in a commercially reasonable manner, all as determined by Mortgagee in its reasonable discretion, without further notice to Mortgagor or any other party, free and clear of any interest of Mortgagor, any court-appointed receiver, any secured or unsecured creditor other than Mortgagee, any tenants under Space Leases or any other party in possession or control of any part of the Subject Property, or any other claimant (but subject to the Permitted Encumbrances).
The cash proceeds, if any, realized by Mortgagee from any such sale, assignment, sublease or other disposition shall be applied in the order specified in Section 3.5. No such action on the part of Mortgagee shall constitute a satisfaction of the Obligations or a satisfaction or release of this Mortgage with respect to any of the Subject Property, except to the extent expressly provided in Sections 3.5 and 3.10 or otherwise agreed in writing by Mortgagee.

          (d) Equitable Remedies. Mortgagor may proceed to protect and enforce its rights by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, in the Indenture or in any Other Security Document, or in aid of the execution of any right, power or remedy herein or therein granted, including without limitation the rights, powers and remedies granted Mortgagee pursuant to Section 3.2(d), or for damages, or to collect the indebtedness secured hereby, or for the enforcement of any other appropriate legal, equitable, statutory or contractual remedy. The Tribal Court, upon Mortgagee's request, shall promptly issue such equitable, declaratory, injunctive, supporting, enabling, confirming and other orders and judgments as Mortgagee shall reasonably request to implement, ratify and confirm Mortgagee's exercise of the rights and remedies provided in this Section and to assure Mortgagee of the practical realization of the remedial benefits intended to be extended by this Section.

          (e) Limitation on Remedies. NOTHING CONTAINED IN THIS MORTGAGE SHALL (1) PERMIT MORTGAGEE OR ANY ASSIGNEE, SUBLESSEE, PURCHASER, OR TRANSFEREE OF THE MORTGAGEE TO TRANSFER MORTGAGOR'S INTEREST IN THE LEASE TO ANY PERSON OR ENTITY ENGAGED BY THE TRIBE OR THE MORTGAGOR TO MANAGE A GAMING ENTERPRISE; OR (2) AUTHORIZE ANY SALE OR OTHER DISPOSITION OF THE FEE TITLE OR REVERSIONARY INTEREST OF THE UNITED STATES AND THE TRIBE IN THE PREMISES, THE IMPROVEMENTS AND THE APPURTENANT RIGHTS. NEITHER TRADING COVE ASSOCIATES, A CONNECTICUT LIMITED PARTNERSHIP, NOR ANY OF ITS ASSIGNS OR SUCCESSORS SHALL BE ALLOWED TO HAVE ANY INTEREST IN THE LEASE.

     SECTION 3.3 WAIVER OF CONSTITUTIONAL AND STATUTORY RIGHTS. MORTGAGOR UNDERSTANDS AND AGREES THAT FOLLOWING AN EVENT OF DEFAULT, MORTGAGEE MAY TAKE POSSESSION OF THE SUBJECT PROPERTY AND DISPOSE OF THE SAME BY SALE OR OTHERWISE, WITHOUT NOTICE TO MORTGAGOR EXCEPT AS EXPRESSLY PROVIDED IN THIS MORTGAGE, AND IN SOME CIRCUMSTANCES WITHOUT PROVIDING MORTGAGOR WITH AN OPPORTUNITY TO BE HEARD PRIOR TO ANY SUCH DISPOSITION. MORTGAGOR FURTHER UNDERSTANDS THAT UNDER THE CONSTITUTION OF THE UNITED STATES OR UNDER THE INDIAN CIVIL RIGHTS ACT OF 1968, IT MAY HAVE THE RIGHT TO NOTICE AND HEARING BEFORE THE SUBJECT PROPERTY MAY BE SOLD OR DISPOSED OF AND THAT THE REMEDIES DESCRIBED ABOVE PROVIDE ONLY FOR LIMITED NOTICE TO MORTGAGOR, AND MAY NOT REQUIRE ANY HEARING OR OTHER JUDICIAL PROCEEDING. MORTGAGOR HEREBY RELINQUISHES, WAIVES AND GIVES UP ANY CONSTITUTIONAL OR STATUTORY RIGHTS TO NOTICE AND

HEARING BEFORE SALE OR OTHER DISPOSITION OF THE SUBJECT PROPERTY AND EXPRESSLY CONSENTS AND AGREES THAT THE SUBJECT PROPERTY MAY BE SOLD OR OTHERWISE DISPOSED IN ACCORDANCE WITH THE TERMS OF THIS MORTGAGE, ALL AS DESCRIBED ABOVE. MORTGAGOR ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL AND BARGAINED-FOR PART OF THE CONSIDERATION FOR THE INDEBTEDNESS EVIDENCED BY THE NOTES, THAT MORTGAGOR IS REPRESENTED BY LEGAL COUNSEL, THAT BEFORE SIGNING THIS DOCUMENT THIS SECTION AND MORTGAGOR'S CONSTITUTIONAL AND STATUTORY RIGHTS WERE FULLY EXPLAINED BY SUCH COUNSEL, AND THAT MORTGAGOR UNDERSTANDS THE NATURE AND EXTENT OF THE RIGHTS WAIVED HEREBY AND THE EFFECT OF SUCH WAIVER.

     SECTION 3.4 CUMULATIVE NATURE OF RIGHTS, POWERS AND REMEDIES. Each and every right, power or remedy herein specifically given shall be cumulative with and in addition to every other right, power or remedy, express or implied, given or now or hereafter existing at law, in equity, by statute, in the Indenture or in any Other Security Document, and each and every right, power and remedy herein specifically given or otherwise so existing may be exercised concurrently or separately, from time to time, as often and in such order as may be deemed expedient by Mortgagee, and the exercise or the beginning of the exercise of one right, power or remedy shall not be deemed a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission of Mortgagee in the exercise of any such right, power or remedy shall impair any such right, power or remedy or any other right, power or remedy of Mortgagee or be construed to be a waiver of any default or acquiescence therein. Mortgagee shall have all rights, powers and remedies available under the law in effect now and/or at the time such rights, powers and remedies are sought to be enforced, whether or not they are available under the law in effect on the date hereof.

     SECTION 3.5 APPLICATION OF PROCEEDS. The proceeds and avails of any foreclosure or other sale, lease or disposition of Mortgagor's Interest in the Subject Property, or any part thereof, and the proceeds and avails of any other remedy hereunder, shall be paid and applied as follows, unless otherwise provided herein or required by applicable law:

          (a) First, to the payment of, or reimbursement to Mortgagee for, all costs, charges and expenses incurred by Mortgagee in acquiring possession, control, custody and ownership of Mortgagor's Interest in the Subject Property, in owning, managing, operating, subleasing, and selling, assigning or otherwise disposing of Mortgagor's Interest in the Subject Property or any portion thereof, including all costs and expenses (including attorneys' fees and legal costs) incurred by Mortgagee in exercising or enforcing any of its rights or remedies pursuant to this Mortgage, the Notes or any of the Other Security Documents, all liabilities and advances incurred or made in connection therewith or otherwise incurred or made hereunder by Mortgagee, as provided herein, and all funds advanced by Mortgagee to pay Impositions, Liens and encumbrances superior to the lien of this Mortgage;

          (b) Second, to the payment to Mortgagee of the amount then owing and unpaid under the Indenture and this Mortgage for principal, interest, advances and interest thereon, and, in case any such proceeds shall be insufficient to pay the whole amount so due, then to the payment of such items in the order set forth in the Indenture; and

          (c) Third, any excess to be paid to Mortgagor, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

      SECTION 3.6 RESTORATION OF POSITION. In case Mortgagee shall have proceeded to enforce any right, remedy or power under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to Mortgagee, then and in every such case Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder with respect to Mortgagor's Interest in the Subject Property, and all rights, remedies and powers of Mortgagee shall continue in full force and effect as if no such proceedings had been initiated.

     SECTION 3.7 CLAIMS IN RECEIVERSHIP, INSOLVENCY AND BANKRUPTCY. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, readjustment, composition, dissolution, liquidation, termination or other judicial proceedings affecting Mortgagor, its creditors or its property, Mortgagee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have its claims allowed in such proceedings for the entire amount due and payable under the Indenture, this Mortgage and any Other Security Documents, at the date of institution of such proceedings, and for any additional amounts which may become due and payable hereunder and thereunder after such date, including but not limited to Mortgagor's reasonable costs, expenses and attorneys' fees incurred in connection therewith.

     SECTION 3.8 MARSHALLING; PARCELS. Notwithstanding the existence of any other security interests in Mortgagor's Interest in the Subject Property held by Mortgagee or any other party or the existence of other security for the indebtedness secured hereby, Mortgagee shall have the right to determine the order in which any or all of Mortgagor's Interest in the Subject Property shall be subjected to the remedies provided for herein and in which any of such other security shall be subjected to the remedies provided for in the Other Security Documents. Mortgagee shall also have the right to determine the order in which any or all portions of the indebtedness secured hereby are satisfied from the proceeds realized by the exercise of the remedies provided herein or provided in any Other Security Document. Mortgagor, for itself and on behalf of all persons, parties and entities which may claim under Mortgagor, hereby waives all requirements of law relating to the marshalling of assets, if any, which would be applicable in connection with the enforcement by Mortgagee of its remedies for an Event of Default hereunder or an event of default under any Other Security Document, absent this waiver. In the event of the foreclosure of Mortgagor's Interest in the Subject Property, Mortgagor's Interest in the Subject Property may be sold in one or more parts or as an entirety, as Mortgagee may elect.

     SECTION 3.9 WAIVERS. No waiver of any provision hereof shall be implied from the conduct of the parties. Any such waiver must be in writing and must be signed by the party against which such waiver is sought to be enforced. The waiver or release by Mortgagee of any breach of the provisions, covenants and conditions set forth herein on the part of the Mortgagor to be kept and performed shall not be a waiver or release of any preceding or subsequent breach of the same or any other provision, covenant or condition contained herein. The subsequent acceptance of any sum in payment of any indebtedness secured hereby or any other payment hereunder by Mortgagor to Mortgagee shall not be construed to be a waiver or release of any preceding breach by Mortgagor of any provision, covenant or condition of this Mortgage, other than the failure of Mortgagor to pay the particular sum so accepted, regardless of Mortgagee's knowledge of such preceding breach at the time of acceptance of such payment. No payment by Mortgagor or receipt by Mortgagee of a lesser amount than the full amount secured hereby shall be deemed to be other than on account of the sums due and payable hereunder, nor shall any endorsement of statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Mortgagee may accept any check or payment without prejudice to Mortgagee's right to recover the balance of such sums or to pursue any other remedy provided in this Mortgage. The consent by Mortgagee to any matter or event requiring such consent shall not constitute a waiver of the necessity for such consent to any subsequent matter or event.

     SECTION 3.10 SURVIVAL OF OBLIGATIONS. The Notes, the Indenture, this Mortgage, the Other Security Documents and all unpaid Obligations shall survive and remain in full force and effect, and shall continue to be valid, binding and enforceable in accordance with their terms, notwithstanding the exercise of any one or more of the remedies granted to Mortgagee hereunder, the issuance of any order or judgment by any court of competent jurisdiction, or any foreclosure or other sale, assignment, sublease or other disposition of Mortgagor's Interest in the Subject Property. The Obligations and the documents evidencing and securing the same shall not merge with, or be replaced by, any order, judgment or other right or interest which may accrue to Mortgagee in connection with the exercise of any such remedies, and shall be deemed paid or satisfied only to the extent of any net cash payments or proceeds actually received by Mortgagee and applied in reduction of such Obligations.

     SECTION 3.11. PURCHASE OF SUBJECT PROPERTY BY MORTGAGEE. In case of any sale of any of the Subject Property pursuant to any judgment or decree of any court or otherwise in connection with the enforcement of any of the terms of this Mortgage, Mortgagee and each holder of any of the Notes and their respective successors or assigns, may become the purchaser, and if Mortgagee or any other trustee, agent or nominee for the holders of the Notes is the purchaser and the holders of the Notes have so agreed, then for the purpose of making settlement for or payment of the purchase price, the Mortgagee or such other trustee, agent or nominee shall be entitled to turn in and use the Obligations, including any claims for interest matured and unpaid thereon, together with any additions to the Obligations and interest thereon, if any, in order that there may be credited as paid on the purchase price, at Mortgagee's option, any sum then due hereunder and/or under the Notes, the Indenture and the Other Security Documents, including principal and interest thereon, and any accrued additions to the Obligations and interest thereon, or any portion thereof.

                           ARTICLE IV
                       RIGHTS OF THE TRIBE

     Notwithstanding anything contained herein to the contrary:

               (i) If an Event of Default shall have occurred hereunder, except as provided in the last sentence of this clause
(i) the Mortgagee shall not have the right to accelerate the indebtedness, to foreclose this Mortgage, or to sell, assign or otherwise dispose of any of the Subject Property unless the Mortgagor shall have provided notice of such Event of Default to the Tribe under the Land Lease (the "Default Notice") and provided the Tribe with a period of sixty (60) days after the delivery of such Default Notice to cure such Event of Default in the Mortgagor's name and on the Mortgagor's behalf (or if such default cannot with diligence be cured within such sixty day period, for a reasonable time thereafter provided that the Tribe proceeds promptly to cure the same and thereafter prosecutes the curing of such default with diligence). The Mortgagor and the Mortgagee acknowledge and agree that the Tribe shall have no obligation to cure any such Event of Default. The limitation on the Mortgagee's ability to accelerate the Indebtedness, foreclose on this Mortgage, or sell, assign or otherwise dispose of the Subject Property as provided above shall not apply to an Event of Default resulting from the Mortgagor's failure to make monetary payments as required under the Notes, this Mortgage or any of the Other Security Documents (Events of Default other than those arising from Mortgagor's failure to make monetary payments herein called "Nonmonetary Events of Default"); provided, however, that the Mortgagee shall provide the Tribe with notice of such failure of the Mortgagor to make monetary payments and any payment made by the Tribe on the Mortgagor's behalf shall be accepted by the Mortgagee as if it had been made by the Mortgagor; and

               (ii) Before the Mortgagee may foreclose this Mortgage or sell, assign or otherwise dispose of any of the Subject Property due to an Event of Default, Mortgagee shall be obligated to (1) provide the Tribe with the Default Notice required with respect to each Event of Default and the cure periods required with respect to Nonmonetary Defaults, all as provided in Clause (i) above, and (2) provide the Tribe with notice of the Mortgagee's intention to foreclose this Mortgage or to otherwise sell, assign or dispose of any of the Subject Property (the "Foreclosure Notice") and (3) provide the Tribe with a period of sixty (60) days after the delivery of such Foreclosure Notice within which the Tribe shall have the right (but not the obligation) to purchase the Notes, the Indenture, this Mortgage and all of the Other Security Documents from the Mortgagee for an amount equal to the principal of, premium (if any) on and interest on all outstanding indebtedness and Obligations secured hereby, including all reasonable costs and expenses due to the Mortgagee in accordance with the Notes, the Indenture, this Mortgage and the Other Security Documents; provided, however, that any such purchase shall be consummated and payment made in full within ninety (90) days after Mortgagee gives the Foreclosure Notice, or the Tribe will be deemed to have waived its right to purchase.

                            ARTICLE V
                          MISCELLANEOUS

     SECTION 5.1. BINDING EFFECT; SURVIVAL; NUMBER; GENDER. Whenever any of the parties hereto is referred to, such reference shall be deemed to include and apply to the successors and assigns of such party, subject to the provisions of Section 1.12 hereof; and all covenants, promises and agreements by or on behalf of Mortgagor in this Mortgage contained shall bind Mortgagor and also its successors and assigns and shall inure to the benefit of Mortgagee, and their successors and assigns, whether elsewhere herein so expressed or not. All representations and warranties contained herein or otherwise heretofore made by Mortgagor to Mortgagee shall survive the execution and delivery hereof. The singular of all terms used herein shall include the plural, the plural shall include the singular, and the use of any gender herein shall include all other genders, where the context so requires or permits.

     SECTION 5.2. SEVERABILITY. The unenforceability or invalidity of any provision or provisions of this Mortgage as to any persons or circumstances shall not render that provision nor any other provision or provisions herein contained unenforceable or invalid as to any other persons or circumstances, and all provisions hereof, in all other respects, shall remain, valid and enforceable. Mortgagee shall be subrogated for further security to the lien, whether or not released of record, of any and all encumbrances paid out of the proceeds of the Notes or out of any advances made by Mortgagee hereunder.

     SECTION 5.3. NOTICES. All notices and elections provided for herein shall be in writing and shall be deemed to have been given (unless otherwise required by the specific provisions hereof or by law in respect to any matter) when given in the manner specified in the Indenture.

     SECTION 5.4. LITIGATION. Mortgagee shall have the power and authority, upon prior notice to Mortgagor, to institute and maintain any suits and proceedings as Mortgagee may deem advisable to (i) prevent any impairment of the Subject Property by any acts which may be unlawful or any violation of the Mortgage, (ii) preserve or protect its interest in the Subject Property, or (iii) restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if, in the sole opinion of Mortgagee, the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Mortgagee's interest.

     SECTION 5.5. ACTS OF MORTGAGEE. In the event Mortgagee (a) grants any extension of time or forbearance with respect to the payment of any indebtedness secured by this Mortgage; (b) takes other or additional security for the payment thereof; (c) waives or fails to exercise any right, power or remedy granted herein, in the Indenture or in any Other Security Document; (d) grants any release, with or without consideration, of the whole or any part of the security for the payment of the indebtedness secured hereby or the release of any person, party or entity liable for payment of said indebtedness; and/or (e) amends or modifies in any respect any of the terms and provisions hereof, of the Indenture (including substitution of another Indenture) or of any Other Security Document; then, and in any such event, such act or omission to act shall not release Mortgagor under any covenant of this Mortgage, of the Indenture or of any Other Security Document, nor preclude

Mortgagee from exercising any right, power or privilege herein or therein granted or intended to be granted, and shall not in any way impair or affect the lien or priority of this Mortgage. In the event the Mortgagor shall be granted an interest in any additional property, improvements, leases, fixtures or personal property not specifically identified herein or in the Land Lease, but located on or used in connection with the Premises, and the same shall, therefore, become a part of the Subject Property, then this Mortgage shall immediately attach to and constitute a lien against or security interest in such additional items, as appropriate, without further act or deed or either party hereto, provided, however, that in no event shall the fee title of the United States in trust for the Tribe in and/or to the Premises and/or Improvements become subject to this Mortgage.

     SECTION 5.6. GOVERNING LAW. This Mortgage, the parties' obligations hereunder, and any disputes hereunder shall be governed by and interpreted and construed in accordance with federal law (to the extent applicable) and the law of the Tribe, and, to the extent required to supplement applicable federal law and tribal law, the substantive laws of the State of Connecticut (except its choice of law rules, and except that Mortgagor's rights and remedies set forth herein, and the lien granted hereby, shall in any event be lawful and enforceable in accordance with the terms hereof). This instrument shall be construed in accordance with its intent and with the fair meaning of its provisions, and without regard to any presumption or other rule requiring construction against the party which caused the same to be drafted.

     SECTION 5.7. COUNTERPARTS. This Mortgage may be executed simultaneously in two or more identical counterparts, each of which, standing, alone, shall be an original, but all of which shall constitute but one agreement.

     SECTION 5.8.   NOTICE.  Any notice required by or sent
pursuant to any provision of this Mortgage shall be in writing and shall be deemed given if and when it is personally delivered or sent by certified mail addressed, until some other address is designated in a notice so given, as follows:

          If to Mortgagor:    Mohegan Tribal Gaming Authority
                              27 Church Lane
                              Uncasville, CT 06382
                              Attention:  Tribal Chair and Business

                              Board

          With a copy to:     Trading Cove Associates
                              914 Hartford Turnpike
                              P.O. Box 60
                              Waterford, CT 06385
                              Attention:  Len Wolman

          If to Mortgagee:    10 State House Square
                              Hartford, CT 06103-3698
                              Attention:  W. Jeffrey Kramer
                              Vice-President
                                   Corporate Trust

     SECTION 5.9. OPEN-END MORTGAGE PROVISIONS. This is an "Open-End Mortgage" and the holder hereof shall have all of the rights, powers and protection to which the holder of any Open-End Mortgage is entitled under Connecticut law. Upon request, the Mortgagee may, in its discretion, make future advances to the Mortgagor. Any future advance, and the interest payable thereon, shall be secured by this Mortgage when evidenced by a promissory note stating that the note is secured thereby. At no time shall the principal amount of the debt secured by this Mortgage exceed the aggregate original principal face amounts of the Notes, nor shall the maturity of any future advance secured hereby extend beyond the date the final principal payment is due on the Notes. Additionally, at no time shall the principal amount of the debt secured by this Mortgage, together with all other indebtedness for the construction and development of the Resort, exceed $325,000,000, the maximum amount for recoupment of development costs as provided in the Amended and Restated Gaming Facility Management Agreement, as approved by the National Indian Gaming Commission.

     SECTION 5.10. SUBORDINATION OF MORTGAGE. The Mortgagee hereby agrees that this Mortgage is and shall be subject and subordinate to any and all access and utility easements granted by the Tribe pursuant to the Land Lease which shall be recorded on the Montville Land Records and any other applicable land records and the Mortgagee agrees to execute any and all additional documents to confirm such subordination as shall be reasonably required of Mortgagee.

     SECTION 5.11.  [Intentionally Omitted]

     SECTION 5.12.  [Intentionally Omitted]

     SECTION 5.13. CONSENT TO BE SUED. Notwithstanding anything to the contrary contained in this Mortgage, the liability of the Tribe and the officers, office holders, agents, employees representatives and members of the Tribe and the Mortgagor shall be limited to the extent provided in Section 12.08 of the Indenture.

Mortgagor hereby waives its sovereign immunity from unconsented suit, whether such suit be brought in law or in equity, or in administrative proceedings or proceedings in arbitration, to permit the commencement, maintenance, and enforcement of any action, by any person with standing to maintain an action, to interpret or enforce the terms of this Mortgage, and to enforce and execute any judgment resulting therefrom against the Mortgagor or the assets of the Mortgagor. Notwithstanding any other provision of law or canon of construction, the Mortgagor intends this waiver to be interpreted liberally to permit the full litigation of disputes arising under or out of this Mortgage. Without limiting the generality of the foregoing, the Mortgagor waives it immunity from unconsented suit to permit any court of competent jurisdiction or mutually agreed upon panel of arbitrators to (i) enforce and interpret the terms of this Mortgage, and award and enforce the award of damages owing as a consequence of a breach hereof, whether such award is the product of litigation, administrative proceedings, or arbitration; (ii) determine whether any consent or approval of the Mortgagor has been improperly granted or unreasonably withheld; (iii) enforce any judgment prohibiting the Mortgagor from taking any action, or mandating or obligating the Mortgagor to take any action, including a judgment compelling the Mortgagor to submit to binding arbitration, if and to the extent provided for in any other agreement between Mortgagor and Mortgagee; and (iv) adjudicate any claim under the Indian Civil Rights Act of 1968, 25 U.S.C. S1302 (1994). Any arbitration carried out under this provision shall proceed in accordance with the rules of the American Arbitration Association.

     SECTION 5.14. NON-MERGER OF INTERESTS. Mortgagee and Mortgagor agree that in no event shall the fee title of the United States in trust for the Tribe in and/or to the Premises and/or Improvements ever be subject to this Mortgage, this Mortgage being intended to cover only the leasehold interest of the Mortgagor in the Premises and Improvements under the Land Lease. So long as this Mortgage is in effect, unless the Mortgagee shall otherwise expressly consent in writing, the fee title to the Premises and Improvements and the leasehold estate under the Land Lease shall not merge but shall remain separate and distinct, notwithstanding the acquisition of said fee title and said leasehold estate by the Tribe or by the United States in trust for the Tribe.

     SECTION 5.15. INCORPORATION BY REFERENCE. All terms, covenants, conditions, provisions and requirements of the Indenture are incorporated by reference in this Mortgage. Any capitalized term used in this Mortgage without definition, but defined in the Indenture, shall have the same meaning here as in the Indenture.

     SECTION 5.16. CONFLICTS. The terms and provisions of this Mortgage shall be subject and subordinate to the terms of the

Indenture. To the extent that the Indenture provides Mortgagor with a particular cure or notice period, or establishes any limitations or conditions on Mortgagee's actions, with regard to a particular set of facts, Mortgagor shall be entitled to the same cure periods and notice periods, and Mortgagee shall be subject to the same limitations and conditions, under this Mortgage, in place of the cure period, notice periods, limitations and conditions provided for under this Mortgage; provided, however, that such cure periods, notice periods, limitations and conditions shall not be cumulative as between the Indenture and this Mortgage. In the event of any conflict or inconsistency between the provisions of this Mortgage and those of the Indenture, including, without limitation, any conflicts or inconsistencies in any definitions herein or therein, the provisions or definitions of the Indenture shall govern.

     SECTION 5.17. OTHER COLLATERAL. This Mortgage is one of a number of security agreements to secure the debt delivered by or on behalf of Mortgagor pursuant to the Indenture and the Other Security Documents and securing, among other things, the Obligations secured hereunder. All potential junior lien claimants are placed on notice that, under any of the Notes, Indenture, this Mortgage or Other Security Documents or otherwise (such as by separate future unrecorded agreement between Mortgagor and Mortgagee), other collateral for the Obligations and other obligations secured hereunder (i.e., collateral other than the Subject Property) may, under certain circumstances, be released without a corresponding reduction in the total principal amount secured by this Mortgage. Such a release would decrease the amount of collateral securing the same indebtedness, thereby increasing the burden on the remaining security created and continued by this Mortgage. No such release shall impair the priority of the lien of this Mortgage. By accepting its interests in the Subject Property, each and every junior lien claimant shall be deemed to have acknowledged the possibility of, and consented to, any such release. Nothing in this paragraph shall impose any obligations upon Mortgagee.

     SECTION 5.18. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE MORTGAGOR HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR IN TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THE NOTES, THE INDENTURE, THIS MORTGAGE, OR THE OTHER SECURITY DOCUMENTS.

                           ARTICLE VI
              CONDITIONAL PARTIAL RELEASE PERMITTED

     SECTION 6.1. PROCEDURE FOR CONDITIONAL PARTIAL RELEASE. Provided that no Event of Default by the Authority has occurred and is continuing under the Indenture, upon written request of the Authority to the Trustee, the Trustee shall release the lien of this Mortgage as to a portion of the Land Lease and as to a portion of the Mortgagor's leasehold estate in the Premises, so long as such portion of the Land Lease and Mortgagor's leasehold estate in the Premises is not utilized and is not intended to be utilized for the Resort, including any gaming operations, as more fully set forth in the Plans, as such terms are defined in the Indenture, provided that such released portion shall not be used to conduct any gaming operations. The Authority shall deliver to the Trustee an instrument of release, together with a survey of the leasehold estate to the Premises which shall remain subject to this Mortgage and of the released portion of such leasehold estate, and together with an endorsement to the title insurance policy of the Trustee reflecting such change in the leasehold estate.

     NOW, THEREFORE, if the Notes and any extensions, renewals or alterations thereof shall be fully paid according to their tenor, and if all covenants, conditions, agreements and provisions contained in the Indenture, the Notes, this Mortgage and the Other Security Documents, and any extensions, renewals or modifications thereof are fully kept and performed, then this Mortgage shall become null and void; otherwise to remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed as of the day and year first above written.

Witnesses:                    Mortgagor:

/s/ Helga Woods               MOHEGAN TRIBAL GAMING AUTHORITY
- --------------------------
Helga Woods



/s/ H. William Shure          By:  /s/ Ralph Sturges
- --------------------------         ------------------------------
H. William Shure                   Ralph Sturges, Chairman

STATE OF NEW YORK   )
                    ) ss:
COUNTY OF NEW YORK  )

     On September 29, 1995, personally appeared before me Ralph Sturges, signer and sealer of the foregoing instrument, who acknowledged that he/she executed the instrument as the Chairman of the MOHEGAN TRIBAL GAMING AUTHORITY, an instrumentality of the Mohegan Tribe of Indians of Connecticut as his/her free act and deed and the free act and deed of the Authority.


                            /s/ Elizabeth T. McNamee
                            --------------------------------------
                            Notary Public
                            My Commission Expires: August 14, 1997

                            [Seal]

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









               This page intentionally left blank.

              This page intentionally left blank.

                       LANDLORD'S CONSENT

The undersigned, as landlord pursuant to the Land Lease dated
September 29, 1995, between the Mohegan Tribe of Indians of
Connecticut and the Mohegan Tribal Gaming Authority, hereby gives its consent to the foregoing.

Dated:

Witnesses:                    MOHEGAN TRIBE OF INDIANS OF
                              CONNECTICUT
/s/ Helga M. Woods
- ---------------------------
Helga M. Woods



/s/ H. William Shure          By:  /s/ Ralph Sturges
- ---------------------------        ------------------------------
H. William Shure                   Ralph Sturges, LifeTime Chief


STATE OF NEW YORK   )
                    ) ss:
COUNTY OF NEW YORK  )

     On September 28, 1995, personally appeared before me Ralph Sturges, signer and sealer of the foregoing instrument, who acknowledged that he/she executed the instrument as the LifeTime Chief and Chair of the MOHEGAN TRIBE OF INDIANS OF CONNECTICUT, as his/her free act and deed and the free act and deed of the Tribe.


/s/ Elizabeth T. McNamee
- --------------------------------------
Elizabeth T. McNamee
Notary Public
My Commission Expires: August 14, 1997

[Seal]

                     INDEX TO DEFINED TERMS

Accounts Receivable. . . . . . . . . . . . . . . . . . . . .   5
Appurtenant Rights . . . . . . . . . . . . . . . . . . . . .   5
Attorney's Fees. . . . . . . . . . . . . . . . . . . . . . .  16
Bankruptcy Reform Act. . . . . . . . . . . . . . . . . . .    17
Cash Collateral. . . . . . . . . . . . . . . . . . . . . . .   3
Default Notice . . . . . . . . . . . . . . . . . . . . . . .  25
Disbursement Agreement . . . . . . . . . . . . . . . . . . .   2
Election . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Environmental Regulations. . . . . . . . . . . . . . . . . .  15
Event of Default . . . . . . . . . . . . . . . . . . . . . .  18
Foreclosure Notice . . . . . . . . . . . . . . . . . . . . .  26
Gaming Permits . . . . . . . . . . . . . . . . . . . . . . .   6
Governmental Requirements. . . . . . . . . . . . . . . . . .  10
Hazardous Substances . . . . . . . . . . . . . . . . . . . .  15
Impositions. . . . . . . . . . . . . . . . . . . . . . . . .  11
Improvements . . . . . . . . . . . . . . . . . . . . . . . .   1
Indenture. . . . . . . . . . . . . . . . . . . . . . . . . .   2
Intangible Collateral. . . . . . . . . . . . . . . . . . . .   6
Land Lease . . . . . . . . . . . . . . . . . . . . . . . . .   1
Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Maturity Date. . . . . . . . . . . . . . . . . . . . . . . .   2
Mortgagee. . . . . . . . . . . . . . . . . . . . . . . . .     1
Mortgagor. . . . . . . . . . . . . . . . . . . . . . . . . .   1
Mortgagor's Interest in the Subject Property . . . . . . . .   9
Nonmonetary Events of Default. . . . . . . . . . . . . . . .  25
Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Obligations. . . . . . . . . . . . . . . . . . . . . . . . .   2
Open-End Mortgage. . . . . . . . . . . . . . . . . . . . . .  28
Other Security Documents . . . . . . . . . . . . . . . . . .   9
Permitted Encumbrances . . . . . . . . . . . . . . . . . .     1
Personal Property. . . . . . . . . . . . . . . . . . . . . .   5
Premises . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Private Restrictions . . . . . . . . . . . . . . . . . . . .  10
Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Rents. . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Space Leases . . . . . . . . . . . . . . . . . . . . . . . .   7
State Laws . . . . . . . . . . . . . . . . . . . . . . . . .  19
Subject Property . . . . . . . . . . . . . . . . . . . . . .   7
Tribal Court . . . . . . . . . . . . . . . . . . . . . . . .  19
Tribe. . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
UCC. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

       Attachment to Open - End Construction - Permanent
             Leasehold Mortgage Deed, Assignment of
             Leases and Rents and Security Agreement

                      SECTION 81 COMPLIANCE

In compliance with Section 81 of Title 25 U.S.C.A., the addresses and occupations of the parties are as follows:

          Party in Interest:  Mohegan Tribe of Indians of
                              Connecticut
          Address:            27 Church Lane
                              Uncasville, CT 06382
          Occupation:         Indian Tribe


          Party in Interest:  Mohegan Tribal Gaming Authority
          Address:            27 Church Lane
                              Uncasville, CT 06382
          Occupation:         Tribal Gaming Authority


          Party in Interest:  First Fidelity Bank
          Address:            10 State House Square
                              Hartford, CT 06103-3698
          Occupation:         Commercial Bank and Trust Company


          Fixed limited time
          to run: This mortgage is given as security for notes which become due on November 15, 2002. In event of default on the notes, the mortgage cannot go beyond the term of the Land

                              Lease (i.e., 25 years, with option to

                              renew for 25 years).

The Chairman of the Mohegan Tribe of Indians of Connecticut ("Tribe") is authorized to execute the attached document by Resolution No. 95-3 of the Tribal Council of the Tribe, dated August 30, 1995. The Chairman exercises his authority in this instance because the Tribe has determined that execution of the attached document will further the economic development objectives of the Tribe.

The Chairman of the Management Board of the Mohegan Tribal Gaming Authority ("Management Board") is authorized to execute the attached document by Resolution No. 95-4 of the Management Board, dated August 30, 1995. The Chairman of the Management Board exercises his authority in this instance because the Management Board has determined that execution of the attached document will further the economic development objectives of the Tribe.
The document was executed on or about 12:30 p.m. (time) on September 18, 1995, at New York, NY (place), for the particular purpose set forth above.

The undersigned parties agree that the foregoing agreement is in compliance with 25 U.S.C. SS81 and 415 and 25 C.F.R. S162.


WITNESS:                      Mohegan Tribe of Indians
                              of Connecticut

/s/ Helga M. Woods            By:  /s/ Ralph Sturges
- --------------------------        -----------------------------
Helga M. Woods                     Ralph Sturges
                                   Title:  Chairman

/s/ Elizabeth T. McNamara
- --------------------------
Elizabeth T. McNamara
                              Mohegan Tribal Gaming Authority


/s/ Helga M. Woods            By:  /s/ Ralph Sturges
- --------------------------         -----------------------------
Helga M. Woods                     Ralph Sturges
                              Title:  Chairman, Management Board

/s/ Elizabeth T. McNamara
- --------------------------
Elizabeth T. McNamara

                              First Fidelity Bank


/s/ H. William Shure          By:  /s/ W. Jeffrey Kramer
- --------------------------         ----------------------------
H. William Shure                   W. Jeffrey Kramer
                                   Title:

/s/ Helga M. Woods
- --------------------------
Helga M. Woods

                              Approved Pursuant to 25 U.S.C. SS 81
                              and 415 and 25 C.F.R. S162

                              United States Department of Interior
                              Bureau of Indian Affairs:


                              By:  /s/ Nancy Jemison
Date: September 29, 1995           ---------------------------
                                   Nancy Jemison
                                   Director (Acting)
                                   Eastern Area Office
                                   Bureau of Indian Affairs
                                   for the Secretary of the
                                   Interior and the Commissioner of
                                   Indian Affairs, acting under
                                   delegated authority

CITY OF WASHINGTON       )
                         ) ss:
DISTRICT OF COLUMBIA     )


     On September 29, 1995, personally appeared before me Carol C. Williams, a Notary Public in and for said County and State, Nancy Jemison, personally known to me to be the person whose name is subscribed to the above instrument, who acknowledged that he or she executed the instrument as the Acting Area Director of the Eastern Area Office of the Bureau of Indian Affairs, for the Secretary of the Interior and the Commissioner of Indian Affairs, acting under delegated authority.




                         /s/ Carol C. Williams
                         --------------------------------
                         Carol C. Williams
                         Notary Public
                         My Commission Expires: June 4, 1998

                                      EXHIBIT A

                          Legal Description of the Property

A certain tract or parcel of land, together with the buildings and all other improvements thereon, situated on the southeasterly side of Sandy Desert Road, the southeasterly side of Connecticut Route No. 32, the northeasterly side of Broadview Avenue and the northwesterly side of Fort Shantok Road in the Town of Montville, County of New London and State of Connecticut and being more particularly shown and delineated on a certain map or plan entitled "Harris & Clark, Inc. Land Surveyors - Civil Engineers Griswold, Connecticut Survey Plan Prepared For The Mohegan Tribe of Indians (U.N.C., Inc. Property) Sandy Desert Road Montville, Connecticut Scale 1 inch = 200 feet Date December 1994 Ident. No. 94-1801", which premises are more particularly bounded and described as follows:

Beginning at a concrete monument recovered in the southeasterly street line of Sandy Desert Road at a northwesterly corner of the herein-described tract and on the dividing line between the herein-described tract and land now or formerly of Blanche E. Jenoks, et al; thence running South 04 DEG. 34' 54" East for a distance of 298.94 feet to a concrete monument recovered; then running South 04 DEG. 35" 33" East for a distance of 254.69 feet to a concrete monument recovered; thence running North 85 DEG. 28' 43" West for a distance of 52.08 feet to a concrete monument recovered, the last three courses being bounded by said Jenoks, et al land; then running South 06 DEG. 35" 16" East for a distance of 181.76 feet to a concrete monument recovered; thence running North 85 DEG. 19' 00" West for a distance of 239.12 feet to a concrete monument recovered, the last two courses being bounded by land now or formerly of Elizabeth J. and Russell E. Heebner; thence running South 06 DEG. 37' 20" East for a distance of 126.21 feet bounded southwesterly by land now or formerly of James H. Sarayusa to a re-bar recovered; thence running South 03 DEG. 10' 57" West for a distance of 99.70 feet, bounded northwesterly by land now or formerly of Paul R. Springer, Jr. and Noreen Springer to a concrete monument recovered; thence running North 86 DEG 44' 47" West for a distance of 212.23 feet, bounded northeasterly by said Springer land to a concrete monument recovered; thence running South 01 DEG. 15' 36" West for a distance of 99.98 feet, bounded northwesterly by land now or formerly of Donald McKeith and Arlene McKeith to a concrete monument recovered; thence running South 07 DEG. 03' 32" West for a distance of 124.82 feet to a concrete monument recovered; thence running South 07 DEG. 34' 18" West for a distance of 138.80 feet to a concrete monument recovered; thence running North 78 DEG 51' 46" West for a distance of 209.41 feet to a concrete monument recovered, the last three courses being bounded by land now or formerly of Walter J. Keane and Debbie L. Keane; thence running South 07 DEG. 31' 24" West for a distance of 69.99 feet, bounded northwesterly by Connecticut Route No. 32 to a concrete monument recovered; thence running South 78 DEG. 52' 37" East for a distance of 209.39 feet to a concrete monument recovered; thence running South

78 DEG. 51' 05" East for a distance of 160.71 feet to a concrete monument recovered at Connecticut Grid Coordinates North 739507.44 East 1178517.72; thence running South 11 DEG. 08' 03" West for a distance of 36.00 feet to a point; thence running South 78 DEG. 51' 57" East for a distance of 11.00 feet to a point; thence running South 11 DEG. 08' 03" West for a distance of 92.35 feet to a point to be set at the face of a retaining wall, the last five courses being bounded by land now or formerly of Frank G. Roderick, Jr., et al; thence running South 79 DEG. 25' 36" East for a distance of 191.76 feet along a stone wall, bounded southwesterly in part by land now or formerly of Richard and Shirley McDonald and in part by land now or formerly of Jimmy N. and Kathleen M. Sistare to a concrete monument recovered; thence running
South 78 DEG. 35' 40" East for a distance of 200.59 feet, bounded southwesterly in part by land now or formerly of Mark M. Deveau and in part by land now or formerly of Agnes and Ernest J. LaPorte to a concrete monument recovered; thence running South 78 DEG. 54' 17" East for a distance of 300.86 feet, bounded southwesterly in part by land now or formerly of Joyce Carol Elliot, et al, in part by land now or formerly of Eleanor Joyce Luft and in part by land now or formerly of Christopher A. and Lisa M. Newell to a rebar recovered; thence running South 77 DEG. 39' 24" East for a distance of 209.75 feet, bounded southwesterly in part by land now or formerly of Peter G. Rousseau and Helen H. Rousseau and in part by land now or formerly of Robert
L. Ellal and Johannah J. Ellal to a concrete monument recovered; thence running South 78 DEG. 50' 54" East for a distance of 216.56 feet, bounded southwesterly by land now or formerly of Christopher L. and Phyllis M. McCormick to an iron pin recovered; thence running South 88 DEG. 02' 27" East for a distance of 183.74 feet, bounded southwesterly in part by said
McCormick land and in part by land now or formerly of Horace W. and Gloria M. Deshefy to a concrete monument recovered; thence running South 01 DEG. 34'
54" West for a distance of 202.82 feet to a concrete monument recovered; thence running South 88 DEG. 26' 02" East for a distance of 150.00 feet to a point to be set, the last two courses being bounded by said Deshefy land; thence running North 01 DEG 31' 09" East for a distance of 35.00 feet to an iron pipe recovered; thence running South 83 DEG. 26' 29" East for a distance of 322.65 feet to a concrete monument recovered; thence running South 08 DEG. 21' 36" West for a distance of 200.83 feet to a concrete monument recovered; the last three courses being bounded by land now or formerly of Harry W. Collins; thence running South 81 DEG. 53' 04" East for a distance of 415.62 feet, bounded southwesterly by Broadview Avenue to a concrete monument recovered; thence running North 01 DEG. 42' 10" West for a distance of 58.70 feet to an iron pipe recovered; thence running North 10 DEG. 42' 05" West for a distance of 45.00 feet to a point to be set; thence running North 05 DEG. 19' 48" West for a distance of 124.70 feet to a concrete monument recovered; thence running South 81 DEG. 57" 48" East for a distance of 181.26 feet to a concrete monument recovered; thence running South 81 DEG. 57' 48" East for a distance of 192.70 feet to a point to be set; thence running South 48 DEG.
42' 13" East for a distance of 158.40 feet along a fence line to a concrete monument recovered; thence running South 47 DEG. 09' 18" East for a distance of 565.19 feet to a drill hole recovered in a stone wall, the last seven courses being bounded by land now or formerly of Catherine Bolduc; thence running North 72 DEG. 11' 49" East for a distance of 102.09 feet along a stone wall to an angle in said stone wall; thence running North 80 DEG. 58' 11" East for a distance of 58.21 feet along a stone wall to the end of said stone wall; thence running North 71 DEG. 15' 46" East for a distance of 92.65 feet to a stone wall corner; thence running North 71 DEG. 20' 55" East for a distance of 23.94 feet along a stone wall to an angle in said stone wall; thence running North 74 DEG. 43' 11" East for a distance of 71.08 feet along a stone wall to a concrete monument recovered; thence running
North 76 DEG. 14' 02" East for a distance of 28.06 feet along a stone wall to an angle in said stone wall; thence running North 68 DEG 37' 42" East for a distance of 15.60 feet along a stone wall to an angle in said stone wall; thence running North 73 DEG. 29' 49" East for a distance of 127.85 feet along a stone wall to a drill hole recovered in said stone wall; thence running North 72 DEG. 22' 11" East for a distance of 21.61 feet along a stone wall to an iron pipe recovered; thence running South 16 DEG. 57' 33" East for a distance of 31.59 feet along a fence line to a fence post; thence running South 15 DEG. 05' 54" East for a distance of 84.04 feet along a fence line to a 6-inch Oak tree with wire; thence running South 13 DEG. 10' 31" East for a distance of 54.71 feet along a fence line to a 4-inch Birch tree with wire; thence running South 23 DEG. 18' 51" East for a distance of 62.20 feet along a fence line to a 4-inch Beech tree with wire; thence running South 20 DEG. 45' 04" East for a distance of 114.84 feet along a fence line to a wood fence post; thence running South 17 DEG. 30' 26" East for a distance of 41.85 feet along a fence line to a stump with wire; thence running South 16 DEG. 42' 33" East for a distance of 148.83 feet along a fence line to a 14-inch Oak tree with wire; thence running South 19 DEG 07' 08" East for a distance of 22.59 feet along a fence line to a 15-inch Oak tree with wire; thence running South 12 DEG. 45' 40" East for a distance of 36.94 feet along a fence line to a 10-inch dead Oak tree with wire; thence running South 14 DEG. 30' 26" East for a distance of 11.00 feet along a fence line to 10-inch dead Oak tree with wire; thence running South 04 DEG. 25' 15" East for a distance of 28.81 feet along a fence line to a 12-inch dead Oak tree with wire; thence running South 11 DEG. 13' 19" East for a distance of 17.10 feet along a fence line to an 8-inch dead Oak tree with wire; thence running South 07 DEG. 15' 03" East for a distance of 84.60 feet along a fence line to an 18-inch dead Oak tree with wire; thence running South 03 DEG. 14' 32" West for a distance of 56.67 feet along a fence line to a point in the center of a stone wall; thence running North 78 DEG. 00' 54" West for a distance of 68.44 feet along a stone wall to an angle in said stone wall; thence running North 84 DEG. 17' 33" West for a distance of 109.78 feet along a stone wall to an angle in said stone wall; thence running North 87 DEG. 48' 33" West for a distance of 53.11 feet along a stone wall to an angle in said stone wall; thence running South 85 DEG. 52' 51" West for a distance of 29.79 feet along a stone wall to a drill hole recovered at a stone wall corner; thence running South 09 DEG. 09' 03" East for a distance of 238.99 feet along a stone wall to a drill hole set at the end of said stone wall; thence running South 03 DEG. 03' 19" East for a distance of 61.53 feet along a fence line to a 26-inch Oak tree with wire; thence running South 23 DEG. 09' 48" East for a distance of 47.77 feet along a fence line to a 17-inch Oak tree with wire; thence running South 11 DEG.
51' 04" West for a distance of 36.61 feet along a fence line to a 16-inch dead tree with wire; thence running South 46 DEG. 39' 16" East for a distance of 32.48 feet to a railroad spike in ledge recovered; thence running South 07 DEG. 17' 57"

East for a distance of 55.19 feet along a stone wall to an iron pipe recovered in said stone wall the last thirty-three courses being bounded by land now or formerly of Martin Realty, Inc.; thence running South 12 DEG. 31' 25" East for a distance of 115.48 feet, bounded southwesterly by land now or formerly of Glenn P. Martin, et al to an iron pipe recovered; thence running North 83 DEG. 21' 50" East for a distance of 242.09 feet to a drill hole recovered on ledge; thence running South 06 DEG. 08' 17" East for distance of
400.24 feet to a point in the northwesterly street line of Fort Shantok Road, the last two courses being bounded by land now or formerly of Mathew C.
Hopkins and Antonette M. Hopkins; thence running North 83 DEG. 46' 08" East for a distance of 429.13 feet, bounded southeasterly by Fort Shantok Road to a point to be set in the northwesterly street line of Fort Shantok Road at a southwesterly corner of land now or formerly of Edward G. Bernat and Beatrice
L. Bernat; thence running North 14 DEG. 53' 14" West for a distance of 65.12 feet to the remains of a metal fence post; thence running North 11 DEG. 17'
52" West for a distance of 21.20 feet to the remains of a metal fence post; thence running North 15 DEG. 18' 16" West for a distance of 23.09 feet to the remains of a metal fence post; thence running North 15 DEG. 15' 33" West for a distance of 89.79 feet along a stone wall to an angle in said stone wall; thence running North 13 DEG. 28' 03" West for a distance of 52.97 feet along a stone wall to an angle in said stone wall; thence running North 09 DEG. 03' 32" West for a distance of 11.42 feet along a stone wall to a drill hole recovered in said stone wall; thence running North 12 DEG. 03' 02" West for a distance of 56.33 feet along a stone wall to an iron pipe recovered; thence running North 14 DEG. 23' 00" West for a distance of 117.48 feet along a stone wall to the end of said stone wall; thence running North 15 DEG. 10'
19" West for a distance of 227.98 feet to a stone pile; thence running North
15 DEG. 16' 30" West for a distance of 137.29 feet to a stone pile, the last then courses being bounded by land now or formerly of Edward G. Bernat and Beatrice L. Bernat; thence running North 16 DEG. 07' 30" West for a distance of 304.36 feet to a 14-inch dead tree with wire; thence running North 16 DEG. 43' 31" West for a distance of 94.09 feet along a fence line to a 5-inch
Beech tree with wire; thence running North 17 DEG. 46' 50" West for a distance of 86.72 feet along a fence line to a 20-inch Oak tree with wire; thence running North 15 DEG. 59' 54" West for a distance of 69.57 feet along a fence line to a 20-inch Oak tree with wire; thence running North 13 DEG.
09' 20" West for a distance of 241.49 feet along a fence line to a 22-inch
Oak tree with wire; thence running North 08 DEG. 51' 10" West for a distance of 99.13 feet along a fence line to a tree with wire; thence running North 13 DEG. 11' 22" West for a distance of 44.72 feet along a fence line to a stump with wire; thence running North 06 DEG. 55' 31" West for a distance of 44.45 feet long a fence line to an iron pipe recovered in a stone wall; thence running North 73 DEG. 35' 41" East for a distance of 71.66 feet along a stone wall to the end of said stone wall; thence running North 73 DEG. 57' 46" East for a distance of 48.45 feet to a concrete monument recovered; thence running North 75 DEG. 05' 39" East for a distance of 190.94 feet to a concrete monument recovered; thence running North 73 DEG. 18' 39" East for a distance of 166.10 feet to an angle point; thence running North 75 DEG. 48' 39" East for a distance of 241.15 feet to a point to be set at Connecticut Grid Coordinates North 738813.29, East 1183036.66, the last thirteen courses being bounded by land now or formerly of Southeastern Connecticut Regional Resources Recovery Authority; thence running North 44 DEG. 37' 01" West for a distance of
     437.22 feet to a point to be set; thence running North 46 DEG. 20' 29"
     West for a distance of 133.75 feet to a point to be set; thence running North 43 DEG. 39' 31" East for a distance of 209.89 feet to a point to be set, the last three courses being bounded by other land now or formerly of UNC, Inc.; thence running along the arc of a curve to the left with a radius of 3,100.00 feet, a central angle of 04 DEG. 34' 39" for a distance of 247.66 feet to a point; thence running North 51 DEG. 56' 11" West for a distance of 150.00 feet to a point; thence running along the arc of a curve to the right with a radius of 1,132.75 feet, a central angle of 37 DEG. 19' 02" for a distance of 737.77 feet to a point; thence running along the arc of a curve to the right with a radius of 883.00 feet, a central angle of 38 DEG. 49' 37" for a distance of 598.37 feet to a concrete monument recovered, the last four courses being bounded by land now or formerly of Central Vermont Railway, Inc.; thence running North 45 DEG.
     14' 00" West for a distance of 35 feet, more or less, bounded northeasterly by land now or formerly of Central Vermont Railway, Inc. to the tidal high water mark of Trading Cove; thence running in a general westerly direction along the tidal high water mark of Trading Cove for a distance of 3,743 feet, more or less, to a point which is located North 06 DEG. 33' 05" East 55 feet, more or less, from a rebar recovered at Connecticut Grid Coordinates North 741768.53, East 1179180.50; thence running South 06 DEG. 33' 05" West for a distance of 55 feet, more or less, to a rebar recovered; thence running South 06 DEG. 33' 05" West for a distance of 547.80 feet to an iron pipe recovered, the last two courses being bounded northwesterly by land now or formerly of Stamatios F. Lahaniatis; thence running South 06 DEG. 34' 37" West for a distance of
     275.26 feet, bounded northwesterly by land now or formerly of John Lahaniatis and Joan Lahaniatis to an iron pipe recovered; thence running South 07 DEG. 16' 42" West for a distance of 52.35 feet, bounded northwesterly by the southeasterly terminus of Sandy Desert Road to a concrete monument recovered; thence running South 88 DEG. 08' 28" West for a distance of 246.94 feet, bounded northwesterly by Sandy Desert Road to the concrete monument recovered at the point and place of beginning.

Together with all rights, easements, hereditaments and appurtenances thereto appertaining and all right, title and interest, if any, in and to strips and gores adjoining said premises and in and to the land lying in the bed of any street or streets adjoining said premises.

Reference is hereby made to a certain Quit-Claim Deed from United Nuclear Corporation to UNC Resources, Inc, dated July 1, 1983 and recorded on August 10, 1984 at Volume 160, page 552 of Montville Land Records. Reference is further made to a Certificate of Change of Name from UNC Resources, Inc. to UNC Incorporated dated June 16, 1986 and recorded on September 10, 1986 at Volume 177, Page 438 of Montville Land Records.

Said premises are conveyed subject to the following encumbrances:

1. Pole line easement in favor of the Hartford Electric Light Company dated October 7, 1958, recorded November 6, 1958 in Volume 66, Page 40 of the Montville Land Records (said easement encumbering Tract Nos. 8 and 3 as shown on plan entitled "Plan Made for Olin Mathieson Chemical Corporation Showing Property in Town of Montville, Conn.)

2. Certificate of Taking in an action instituted by Southeastern Connecticut Regional Resources Recovery Authority against UNC Incorporated dated March 4, 1993, recorded March 10, 1993 in Volume 251, Page 713 of the Montville Land Records pursuant to which Southeastern Connecticut Regional Resources Recovery Authority exercised its right of eminent domain to condemn a certain access easement over and across a portion of those premises delineated on a certain map for plan entitled, "Plan made for United Nuclear Corporation Showing Property on Fort Shantok Road Montville, Connecticut Scale 1"=50 Feet Chandler, Palmer & King Norwich, Conn. November 1979."

3. Pole line easement in favor of the Hartford Electric Light Company dated October 27, 1958, recorded November 6, 1958 in Volume 66, Page 38 of the Montville Land Records, which right-of-way encumbers Tract Nos. 10, 1, 2 and 9 and that area between Tract Nos. 10 and 11, all as show on a plan entitled "Plan Made For Olin Mathieson Chemical Corporation Showing Property in Town of Montville, conn. Scale: 1"=200 Ft. Chandler & Palmer, Engr's. Norwich, Conn. July 31, 1957 Additions Sept. 1957 Sub-Division Of Tract 6 Oct 1958 Revision Of"""November 1958 Revised March 1, 1961."

4.   Survey by Harris & Clark, Inc. dated December, 1995 shows the following:

     Lawn encroachment along the northerly line of land now or formerly of Horace W. and Gloria M. Deshefy, which lawn encroachment is approximately 40 feet in width.

5.   Riparian rights of other in and to the Trading Cove.

6. Certificate of Taking by Southeastern Connecticut Regional Resources Recovery Authority in an action entitled "Southeastern Connecticut Regional Resources Recovery Authority vs. UNC Incorporation, Town of Montville Water Pollution Control Authority and The Hartford Electric Company" dated February 16, 1993, recorded in Volume 251, Page 167 of the Montville Land Records (thereby exercising its right of eminent domain to condemn certain groundwater easements in conjunction with leachate discharge from the condemnor's ash residue disposal facility located on adjacent real property to the south).

7. Rights to maintain a 30-inch (30") reinforced concrete pipe, endwall and paved ditch and together with permanent sloping rights contained in a Certificate of Condemnation from Albert Elbaum and Evelyn Elbaum to the State of Connecticut dated July 1, 1965, recorded in July 3, 1965 in Volume 87, Page 205 of the Montville Land Records, which rights were conveyed by the State of Connecticut to the Town of Montville by deed dated September 9, 1968, recorded in Volume 102, Page 171 of said land records.

EXHIBIT B TO OPEN-END CONSTRUCTION -- PERMANENT LEASEHOLD MORTGAGE DEED, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT

- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------

                                  EXHIBIT A-I
                                (Face of Note)
                --- % SERIES A SENIOR SECURED NOTES due 2002

No.                                                           $ --------------

                        MOHEGAN TRIBAL GAMING AUTHORITY

promises to pay to
or registered assigns,
the principal sum of
Dollars on November 15, 2002.
Interest Payment Dates: May 15, and November 15
Record Dates: May 1, and November 1

                                       Dated: September ---, 1995

                                       MOHEGAN TRIBAL GAMING AUTHORITY

                                       By:
                                          ------------------------------------
                                         Name:
                                         Title:

                                       By:
                                          ------------------------------------
                                         Name:
                                         Title:

                                       (SEAL)

This is one of the
Notes referred to in the
within-mentioned Indenture:


- --------------------------------------
as Trustee

By:
    ----------------------------------

- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------
                                     A-I-1

                                (Back of Note)
                 --- % Series A Senior Secured Notes due 2002

     [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depositorty or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.](1)

     THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE TRIBE AND THE AUTHORITY THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN OF RULE 144A UNDER THE
SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,(b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT,
(c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING
THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE AUTHORITY SO REQUESTS), (2) TO THE AUTHORITY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (1) ABOVE.

  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.



- ------------------

1. This paragraph is to be included only if the Note is in global form.

                                   A-I-2

1. INTEREST. Mohegan Tribal Gaming Authority (or any successor thereto as provided in the Indenture, the "Authority"), promises to pay interest at the rate of __% per annum of the principal amount of this Note (the "Fixed Interest") from the Issuance Date to the date of payment of such principal amount of this Note and shall pay the Liquidated Damages payable pursuant to
Section 5 of the Registration Rights Agreement referred to below. Installments of Fixed Interest and Liquidated Damages shall become due and payable semi-annually in arrears on each May 15 and November 15 to the holder of record at the close of business on the preceding May 1 or November 1. Additionally, installments of accrued and unpaid Fixed Interest shall become due and payable with respect to any principal amount of this Note that matures (whether at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise) upon such maturity of such principal amount of this Note. The Authority shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of Fixed Interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Fixed Interest on this Note shall be computed on the basis of a 360-day year, consisting of twelve 30-day months. Each installment of Fixed Interest shall be calculated to accrue from and including the most recent date to which Fixed Interest has been paid or provided for (or from and including the Issuance Date if no installment of Fixed Interest has been paid) to, but not including, the date of payment.

     In addition, the Note shall bear Cash Flow Participation Interest, calculated as described below, from the Commencement Date to the date of payment of this Note. Installments of accrued or deferred Cash Flow Participation Interest on this Note accrued through the Accrual Period last ended shall become due and payable semi-annually on each May 15 and November 15 after the Commencement Date to the holder of record at the close of business on the preceding May 1 or November 1, provided that no Cash Flow Participation Interest shall be payable with respect to any period prior to the earlier of the first day the Resort commences operations and October 31, 1996. Additionally, all installments of accrued or deferred Cash Flow Participation Interest shall become due and payable (and may not be further deferred) with respect to any principal amount of this Note that matures (whether at stated maturity, upon acceleration, maturity of repurchase obligation or otherwise) upon such maturity of such principal amount of this Note.

     The Authority, at its option, may defer payment of all or a portion of any installment of Cash Flow Participation Interest then otherwise due if, and only to the extent that, (a) the payment of such portion of Cash Flow Participation Interest shall cause the Authority's Fixed Charge Coverage Ratio for the four consecutive fiscal quarters last completed prior to such interest payment date to be less than 2.0:1 on a pro forma basis after giving effect to the assumed payment of such Cash Flow Participation Interest but before giving effect to the payment of any interest on the Subordinated Notes which is then not payable in cash and (b) the principal of this Note corresponding to such Cash Flow Participation Interest has not then matured and become due and payable (at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise). Cash Flow Participation Interest that is deferred shall become due and payable on the earlier of (i) the next succeeding interest payment date on which such Cash Flow Participation Interest is not permitted to be deferred, and (ii) upon the maturity of the corresponding principal of this Note (whether at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise). No interest shall accrue on any Cash Flow Participation Interest deferred and which has not yet become due and payable. To the extent permitted by law, interest shall accrue on overdue Cash Flow Participation Interest at the same rate as the Fixed Interest plus one percent per annum.

     Each installment of Cash Flow Participation Interest shall be calculated to accrue (an "Accrual Period") from, but not including, the most recent date to which Cash Flow Participation

                                    A-I-3

Interest has been paid or provided for or through which Cash Flow Participation Interest had been calculated and deferred (or from and including the Commencement Date if on installment of Cash Flow Participation Interest has been paid, provided for or deferred) to, and including, either
(a) the last day of the next Semi-annual Period if the corresponding principal of this Note has not become due and payable or (b) the date of payment if the corresponding principal of this Note has not become due and payable (whether at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise). With respect to each Accrual Period, Cash Flow Participation Interest shall accrue daily on the principal of this Note outstanding during such period as follows (except with respect to the Initial Period): (i) for each day during each month that ends during such Accrual Period and which month ends at least 25 days prior to the date of payment, an amount equal to 1/30 of the Monthly Cash Flow Participation Interest on this Note for such month until all of such Monthly Cash Flow Participation Interest has been accrued (and all of such month's Monthly Cash Flow Participation Interest on this Note shall be accrued by the last day of such month) and (ii) for any day in any remaining period, 1/30 of the prior month's Monthly Base Cash Flow Participation Interest on this Note, provided, however, that additional Cash Flow Participation Interest will cease accruing on any outstanding principal of this Note until the next succeeding September 30, if on any day, the Cash Flow Participation Interest on such principal amount of this Note accrued since the immediately preceding September 30 (excluding any deferred Cash Flow Participation Interest accrued prior to such September 30) exceeds the product of $_______ million times such principal amount of this Note divided by $175,000,000. With respect to any principal amount of this Note during the Initial Period, Cash Flow Participation Interest shall accrue daily in the amount of 1/180 of the Cash Flow Participation Interest for such principal in the next succeeding Semi-annual Period.

     Any reference in this Note to "accrued and unpaid interest" includes the amount of unpaid Cash Flow Participation Interest due and payable.

     "COMMENCEMENT DATE" means the earlier of (i) October 31, 1996 and (ii) the first day that the Resort becomes Operating.

     "CASH FLOW" shall have the meaning set forth in the Indenture.

     "CASH FLOW PARTICIPATION INTEREST" means as of any payment date, the Cash Flow Participation Interest on this Note accrued through the Accrual Period last ended (including any Accrual Period that ends on such payment date) and any Cash Flow Participation Interest previously accrued and the payment of which has been permitted to be deferred.

     "FIXED CHARGE COVERAGE RATIO" shall have the meaning set forth in the Indenture.

     "INITIAL PERIOD" means the period, if any, beginning on the Commencement Date and ending on the day prior to the first day that the Resort becomes Operating.

     "MONTHLY CASH FLOW PARTICIPATION INTEREST" means, with respect to any month and any principal amount of this Note, the product of __% of the Authority's Cash Flow for such month times a fraction, the numerator of which is the principal amount outstanding on this Note and the denominator of which is $175,000,000.

     "SEMI-ANNUAL PERIOD" means each period that begins on April 1 and ends on the next succeeding September 30, or each period that begins on October 1 and ends on the next succeeding March 31.

2. METHOD OF PAYMENT. The Authority shall pay interest (including Cash Flow Participation Interest, if any) on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on May 1 or November 1 next

                                   A-I-4
preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date (the "Record Date"), except as provided in Section 2.12 of the Indenture with respect to defaulted interest or as provided with respect to Notes called for redemption after such record and on or before such Interest Payment Date. The Holder hereof must surrender this Note to a Paying Agent to collect principal payments. The Notes shall be payable as to principal, premium, if any, interest (including Cash Flow Participation Interest, if any) and Liquidated Damages at the office or agency of the Authority maintained for such purpose within or without the City and State of New York, or, at the option of the Authority, payment of interest (including Cash Flow Participation Interest, if any) and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders and provided that payment by wire transfer of immediately available fund, will be required with respect to principal of and interest, premium on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Authority or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

  3. PAYING AGENT AND REGISTRAR. Initially, First Fidelity Bank (including any successor appointed under the Indenture, the "Trustee"), the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Authority may change any Paying Agent or Registrar without notice to any Holder. The Authority may act in any such capacity.

  4. INDENTURE AND COLLATERAL DOCUMENTS. The Authority issued the Notes under an Indenture dated as of September __, 1995 (as it may be amended from time to time, the "Indenture") among the Authority, the Tribe, and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the Issuance Date. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are obligations of the Authority limited to $175 million in aggregate principal amount. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. The Notes are secured by certain collateral pursuant to the Collateral Documents referred to in the Indenture and which may be released pursuant to the terms thereof.

  5.  OPTIONAL REDEMPTION.

  Except as set forth below, the Authority shall not have the option to redeem the Notes prior to November 15, 1999. From and after November 15, 1999, the Authority shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest (including Cash Flow Participation Interest and Liquidated Damages, if any) thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on November 15 of the years indicated below:

YEAR                                            PERCENTAGE
- ----                                            ----------
1999...........................................
2000...........................................
2001...........................................

   Notwithstanding any other provisions of Article 3 of the Indenture, if any Gaming Regulatory Authority requires that a Holder or beneficial owner of the Notes be licensed, qualified or found suitable under any applicable gaming laws in order to maintain any gaming license or

                                       A-1-5
franchise of the Authority under any applicable gaming laws, and the Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Regulatory Authority (or such lesser period that may be required by such Gaming Regulatory Authority) or if such Holder or beneficial owner is not so licensed, qualified or found suitable, the Authority has the right, at its option, (i) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Notes within 30 days of receipt of such notice of such finding by the applicable Gaming Regulatory Authority (or such earlier date as may be required by the applicable Gaming Regulatory Authority) or (ii) to call for redemption of the Notes of such Holder or beneficial owner at a redemption price equal to the lesser of the principal amount thereof or the price at which such Holder or beneficial owner acquired the Notes, together with, in either case, accrued and unpaid interest (including Cash Flow Participation Interest and Liquidated Damages), if any, to the earlier of the date of redemption or the date of the finding of unsuitability by such Gaming Regulatory Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Regulatory Authority. The Authority shall not be required to pay or reimburse any Holder or beneficial owner of Notes who is required to apply for any such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expenses shall be the obligation of such Holder or beneficial owner.

  6.  MANDATORY REDEMPTION.

  The Authority shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

  7.  REPURCHASE AT OPTION OF HOLDER.

  Under certain circumstances, as provided in the Indenture, the Authority may be required to purchase all or a portion of the Notes. Holders of Notes that are subject to an offer to purchase will receive an offer to purchase from the Authority prior to any related purchase date, and may elect to have such Notes purchased by completing the form entitled "Option of Holders to Elect Purchase" appearing below.

  8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest (including Cash Flow Participation Interest or Liquidated Damages, if any) ceases to accrue on Notes or portions thereof called for redemption.

  9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Authority may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Authority need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

 10. PERSONS DEEMED OWNERS. Prior to due presentment to the Trustee for registration of the transfer of this Note, the Trustee, any Agent and the Authority may deem and treat the Person in whose name this Note is registered as its absolute owner for the purpose of receiving payment of principal of and interest on this Note and for all other purposes whatsoever, whether

                                      A-1-6
or not this Note is overdue, and neither the Trustee, any Agent, nor the Authority shall be affected by notice to the contrary. The registered holder of a Note shall be treated as its owner for all purposes.

     11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes, the Collateral Documents or the Management Agreement may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, the Notes or the Collateral Documents may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to comply with Article Five or Article 10 of the Indenture, to provide for the assumption of the Authority's obligations to Holders of the Notes in case of a merger or consolidation pursuant to Article Five or Article 10 of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to enter into additional or supplemental Collateral Documents.

     12. DEFAULTS AND REMEDIES. Events of Default include (as more fully described, and subject to, the terms and conditions of the Indenture as it may be amended from time to time): (i) default in payment of interest (including Cash Flow Participation Interest or Liquidated Damages, if any) when due and payable on any Note for 30 days; (ii) default in payment of principal of or premium, if any on any Note when due; (iii) failure by the Authority to comply with Section 4.07, 4.09, 4.10, 4.11, 4.15, 4.16, 4.18,
4.28 or 5.01 of the Indenture; (iv)failure by the Authority or the Tribe for 60 days after written notice to it to comply with any of its other agreements in the Indenture, the Notes, or the Collateral Documents; (v) any default occurs under the Lease or any Collateral Documents or the Lease ceases to be in full force and effect that continues beyond any applicable due period;
(vi) payment defaults under and the acceleration prior to express maturity of certain other indebtedness which aggregates $7.5 million or more; (vii) certain final judgments that remain unpaid, undischarged and unstayed if the aggregate of all such undischarged judgements exceeds $7.5 million; (viii) breach of representation or warranty in, or in the repudiation with respect to the Lease or any of the Collateral Documents; (ix) certain events of bankruptcy or insolvency; (x) revocation, termination, suspension or other cessation of effectiveness of any Gaming License which results in the cessation or suspension of gaming operations for a period of more than 90 consecutive days at the Resort; (xi) cessation of gaming operations for a period of more than 90 consecutive days at the Resort (other than as a result of a casualty loss) after the Resort becomes Operating; (xii) cessation of gaming operations for a period of more than 180 consecutive days as a result of a casualty loss except if the Authority is diligently pursuing reconstruction and opening of the Resort and such reconstruction and operating can be accomplished with the funds available to the Authority. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest (including all Cash Flow Participation Interest accrued or deferred and Liquidated Damages) and any other monetary obligations on all of the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest (including Cash Flow Participation Interest, if any)) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate

                                    A-I-7
principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Authority is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Authority is required, within five Business Days upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Authority or its Affiliates, and may otherwise deal with the Authority or its Affiliates, as if it were not the Trustee.


     14. NO RECOURSE AGAINST OTHERS. Neither the Tribe nor any officer or office holder, employee, agent, representative, member of the Authority or the Tribe, as such, shall have any liability for any obligations of the Authority under this Note, the Indenture or the Collateral Documents, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     15. AUTHENTICATION. This Note shall not be valid until authentication by the manual signature of the Trustee or an authenticating agent.

     16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17. ADDITIONAL RIGHTS OF HOLDERS. In addition to the rights provided to Holders of Notes under the Indenture, Holders shall have all the rights set forth in the Collateral Documents.

     18. CUSIP NUMBERS. Pursuant to recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Authority has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers place thereon.

     The Authority shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or any of the Collateral Documents. Requests may be made to:

                       Mohegan Tribal Gaming Authority
                                27 Church Lane
                        Uncasville, Connecticut 06382
                Attention: Roland Harris and Carlisle Fowler,
               Business Board Members, and Chief Ralph Sturges




                                    A-I-8

                                Assignment Form


    To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to ___________________________________________________

_________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

_________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint _________________________________________________
to transfer this Note on the books of the Authority. The agent may substitute another to act for him.

_________________________________________________________________________


Date: _____________

                                   Your Signature: ______________________
             (Sign exactly as your name appears on the face of this Note)


Signature Guarantee.


                                     A-I-9

                      Option of Holder to Elect Purchase

     If you want to elect to have this Note purchased by the Authority pursuant to Section 4.10, 4.11, 4.16 or 4.28 of the Indenture, check the box below:

/ / Section 4.10              / / Section 4.11             / / Section 4.16

                  / / Section 4.28

     If you want to elect to have only part of the Note purchased by the Authority pursuant to Section 4.10, Section 4.11, Section 4.16 or Section 4.28 of the Indenture, state the amount you elect to have purchased: $_____________


Date:________________            Your Signature:_______________________________
                                (Sign exactly as your name appears on the Note)

                                 Tax Identification No.:_________

Signature Guarantee.


                                    A-I-10

                                EXHIBIT A-II-1
                                (Face of Note)
                  ___% SERIES B SENIOR SECURED NOTES due 2002

No.                                                            $__________

                        MOHEGAN TRIBAL GAMING AUTHORITY

promises to pay to
or registered assigns,
the principal sum of
Dollars on November 15, 2002.
Interest Payment Dates:  May 15, and November 15
Record Dates:  May 1, and November 1


                                          Dated:  September ___, 1995


                                          MOHEGAN TRIBAL GAMING AUTHORITY

                                          By:______________________________
                                           Name:
                                           Title:

                                          By:______________________________
                                           Name:
                                           Title:

                                                   (SEAL)


This is one of the
Notes referred to in the
within-mentioned Indenture:


_____________________________________
as Trustee


By:__________________________________


- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------


                                    A-II-1

                                (Back of Note)
                  __% Series B Senior Secured Notes due 2002


     [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representateve of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC). ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.](1)

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST. Mohegan Tribal Gaming Authority (or any successor thereto as provided in the Indenture, the "Authority"), promises to pay interest at the rate of __% per annum of the principal amount of this Note (the "Fixed Interest") from the Issuance Date to the date of payment of such principal amount of this Note. Installments of Fixed Interest shall become due and payable semi-annually in arrears on each May 15 and November 15 to the holder of record at the close of business on the preceding May 1 or November 1. Additionally, installments of accrued an unpaid Fixed Interest shall become due and payable with respect to any principal amount of this Note that matures (whether at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise) upon such maturity of such principal amount of this Note. The Authority shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, in any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of Fixed Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Fixed Interest on this Note shall be computed on the basis of a 360-day year, consisting of twelve 30-day months. Each installment of Fixed Interest shall be calculated to accrue from and including the most recent date to which Fixed Interest has been paid or provided for (or from and including the Issuance Date if no installment of Fixed Interest has been paid) to, but not including, the date of payment.

     In addition, this Note shall bear Cash Flow Participation Interest, calculated as described below, from the Commencement Date to the date of payment of this Note. Installments of accrued or deferred Cash Flow Participation Interest on this Note accrued through the Accrual Period last ended shall become due and payable semi-annually on each May 15 and November 15 after the Commencement Date to the holder of record at the close of business on the preceding May 1 or November 1, provided that no Cash Flow Participation Interest shall be payable with respect to any period prior to the earlier of the first day the Resort commences operations and October 31, 1996. Additionally, all installments of accrued or deferred Cash Flow Participation Interest shall become due and payable (and may not be further deferred) with respect to any

- ----------
(1) This paragraph is to be included only if the Note is in global form.

                                  A-II-2
principal amount of this Note that matures (whether at stated maturity, upon acceleration, maturity of repurchase obligation or otherwise) upon such maturity of such principal amount of this Note.

     The Authority, at its option, may defer payment of all or a portion of any installment of Cash Flow Participation Interest then otherwise due if, and only to the extent that, (a) the payment of such portion of Cash Flow Participation Interest shall cause the Authority's Fixed Charge Coverage Ratio for the four consecutive fiscal quarters last completed prior to such interest payment date to be less than 2.0:1 on a pro forma basis after giving effect to the assumed payment of such Cash Flow Participation Interest but before giving effect to the payment of any interest on the Subordinated Notes which is then not payable in cash and (b) the principal of this Note corresponding to such Cash Flow Participation Interest has not then matured and become due and payable (at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise). Cash Flow Participation Interest that is deferred shall become due and payable on the earlier of (i) the next succeeding interest payment date on which such Cash Flow Participation Interest is not permitted to be deferred, and (ii) upon the maturity of the corresponding principal of this Note (whether at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise). No interest shall accrue on any Cash Flow Participation Interest deferred and which has not yet become due and payable. To the extent permitted by law, interest shall accrue on overdue Cash Flow Participation Interest at the same rate as the Fixed Interest plus one percent per annum.

     Each installment of Cash Flow Participation Interest shall be calculated to accrue (an "Accrual Period") from, but not including, the most recent date to which Cash Flow Participation Interest has been paid or provided for or through which Cash Flow Participation Interest had been calculated and deferred (or from and including the Commencement Date if no installment of Cash Flow Participation Interest has been paid, provided for or deferred) to, and including, either (a) the last day of the next Semi-annual Period if the corresponding principal of this Note has not become due and payable or (b) the date of payment if the corresponding principal of this Note has become due and payable (whether at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise). With respect to each Accrual Period, Cash Flow Participation Interest shall accrue daily on the principal of this Note outstanding during such period as follows (except with respect to the Initial Period): (i) for each day during each month that ends during such Accrual Period and which month ends at least 25 days prior to the date of payment, an amount equal to 1/30 of the Monthly Cash Flow Participation Interest on this Note for such month until all of such Monthly Cash Flow Participation Interest has been accrued (and all of such month's Monthly Cash Flow Participation Interest on this Note shall be accrued by the last day of such month) and (ii) for any day in any remaining period, 1/30 of the prior month's Monthly Base Cash Flow Participation Interest on this Note; provided, however, that additional Cash Flow Participation Interest will cease accruing on any outstanding principal of this Note until the next succeeding September 30, if on any day, the Cash Flow Participation Interest on such principal amount of this Note accrued since the immediately preceding September 30 (excluding any deferred Cash Flow Participation Interest accrued prior to such September 30) exceeds the product of $_______ million times such principal amount of this Note divided by $175,000,000. With respect to any principal amount of this Note during the Initial Period, the Cash Flow Participation Interest shall accrue daily in the amount of 1/180 of the Cash Flow Participation Interest for such principal in the next succeeding Semi-annual Period.

     Any reference in this Note to "accrued and unpaid interest" includes the amount of unpaid Cash Flow Participation Interest due and payable.

     "COMMENCEMENT DATE" means the earlier of (i) October 31, 1996 and (ii) the first day that the Resort becomes Operating.

     "CASH FLOW" shall have the meaning set forth in the Indenture.

                                   A-II-3

     "CASH FLOW PARTICIPATION INTEREST" means, as of any payment date. Cash Flow Participation Interest on this Note accrued through the Accrual Period last ended (including any Accrual Period that ends on such payment date) and any Cash Flow Participation Interest previously accrued and the payment of which has been permitted to be deferred.

     "FIXED CHARGE COVERAGE RATIO" shall have the meaning set forth in the Indenture.

     "INITIAL PERIOD" means the period, if any, beginning on the Commencement Date and ending on the day prior to the first day that the Resort becomes Operating.

     "MONTHLY CASH FLOW PARTICIPATION INTEREST" means, with respect to any month and any principal amount of this Note, the product of __% of the Authority's Cash Flow for such month times a fraction, the numerator of which is the principal amount outstanding on this Note and the denominator of which is $175,000,000.

     "SEMI-ANNUAL PERIOD" means each period that begins on April 1 and ends on the next succeeding September 30, or each period that begins on October 1 and ends on the next succeeding March 31.

2. METHOD OF PAYMENT. The Authority shall pay interest (including Cash Flow Participation Interest, if any) on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on April 30 or September 30 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date (the "Record Date"), except as provided in Section 2.12 of the Indenture with respect to defaulted interest or as provided with respect to Notes called for redemption after such record and on or before such Interest Payment Date. The Holder hereof must surrender this Note to a Paying Agent to collect principal payments. The Notes shall be payable as to principal, premium, if any, interest (including Cash Flow Participation Interest, if any) and Liquidated Damages at the office or agency of the Authority maintained for such purpose within or without the City and State of New York, or, at the option of the Authority, payment of interest (including Cash Flow Participation Interest, if any) and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and other Notes the Holders of which shall have provided wire transfer instructions to the Authority or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

  3. PAYING AGENT AND REGISTRAR. Initially, First Fidelity Bank (including any successor appointed under the Indenture, the "Trustee"), the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Authority may change any Paying Agent or Registrar without notice to any Holder. The Authority may act in any such capacity.

  4. INDENTURE AND COLLATERAL DOCUMENTS. The Authority issued the Notes under an Indenture dated as of September __, 1995 (as it may be amended from time to time, the "Indenture") among the Authority, the Tribe, and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the Issuance Date. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are obligations of the Authority limited to $175 million in aggregate principal amount. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. The Notes are secured by certain collateral pursuant to the Collateral Documents referred to in the Indenture and which may be released pursuant to the terms thereof.

                                  A-II-4

  5.  OPTIONAL REDEMPTION.

  Except as set forth below, the Authority shall not have the option to redeem the Notes prior to November 15, 1999. From and after November 15, 1999, the Authority shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest (including Cash Flow Participation Interest, if any) thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on November 15 of the years indicated below:

YEAR                                            PERCENTAGE
- ----                                            ----------
1999...........................................
2000...........................................
2001...........................................

   Notwithstanding any other provisions of Article 3 of the Indenture, if any Gaming Regulatory Authority requires that a Holder or beneficial owner of the Notes be licensed, qualified or found suitable under any applicable gaming laws in order to maintain any gaming license or franchise of the Authority under any applicable gaming laws, and the Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Regulatory Authority (or such lesser period that may be required by such Gaming Regulatory Authority) or if such Holder or beneficial owner is not so licensed, qualified or found suitable, the Authority has the right, at its option, (i) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Notes within 30 days of receipt of such notice of such finding by the applicable Gaming Regulatory Authority (or such earlier date as may be required by the applicable Gaming Regulatory Authority) or (ii) to call for redemption of the Notes of such Holder or beneficial owner at a redemption price equal to the lesser of the principal amount thereof or the price at which such Holder or beneficial owner acquired the Notes, together with, in either case, accrued and unpaid interest (including Cash Flow Participation Interest), if any, to the earlier of the date of redemption or the date of the finding of unsuitability by such Gaming Regulatory Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Regulatory Authority. The Authority shall not be required to pay or reimburse any Holder or beneficial owner of Notes who is required to apply for any such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expenses shall be the obligation of such Holder or beneficial owner.

  6.  MANDATORY REDEMPTION.

  The Authority shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

  7.  REPURCHASE AT OPTION OF HOLDER.

  Under certain circumstances, as provided in the Indenture, the Authority may be required to purchase all or a portion of the Notes. Holders of Notes that are subject to an offer to purchase will receive an offer to purchase from the Authority prior to any related purchase date, and may elect to have such Notes purchased by completing the form entitled "Option of Holders to Elect Purchase" appearing below.

                                    A-II-5

   8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest (including Cash Flow Participation Interest, if any) ceases to accrue on Notes or portions thereof called for redemption.

   9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Authority may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Authority need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

  10. PERSONS DEEMED OWNERS. Prior to due presentment to the Trustee for registration of the transfer of this Note, the Trustee, any Agent and the Authority may deem and treat the Person in whose name this Note is registered as its absolute owner for the purpose of receiving payment of principal of and interest (including Cash Flow Participation Interest, if any) on this Note and for all other purposes whatsoever, whether or not this Note is overdue, and neither the Trustee, any Agent, nor the Authority shall be affected by notice to the contrary. The registered holder of a Note shall be treated as its owner for all purposes.

  11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes, the Collateral Documents or the Management Agreement may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, the Notes or the Collateral Documents may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to comply with Article Five or Article 10 of the Indenture, to provide for the assumption of the Authority's obligations to Holders of the Notes in case of a merger or consolidation pursuant to Article Five or Article 10 of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to enter into additional or supplemental Collateral Documents.

  12. DEFAULTS AND REMEDIES. Events of Default include (as more fully described, and subject to, the terms and conditions of the Indenture as it may be amended from time to time): (i) default in payment of interest (including Cash Flow Participation Interest, if any) when due and payable on any Note for 30 days; (ii) default in payment of principal of or premium, if any on any Note when due; (iii) failure by the Authority to comply with
Section 4.07, 4.09, 4.10, 4.11, 4.15, 4.16, 4.18, 4.28 or 5.01 of the
Indenture; (iv) failure by the Authority or the Tribe for 60 days after written notice to it to comply with any of its other agreements in the Indenture, the Notes, or the Collateral Documents; (v) any default occurs under the Lease or any Collateral Document that continues beyond any applicable cure period or the Lease ceases to be in full force and effect;
(vi) payment defaults under and the acceleration prior to express maturity of certain other indebtedness which aggregates $7.5 million or more; (vii) certain final judgments that remain unpaid, undischarged and unstayed if the aggregate of all such undischarged judgements exceeds

                                     A-II-6

$7.5 million; (viii) breach of representation or warranty in, or the repudiation with respect to, the Lease or any of the Collateral Documents;
(ix) certain events of bankruptcy or insolvency; (x) revocation, termination, suspension or other cessation of effectiveness of any Gaming License which results in the cessation or suspension of gaming operations for a period of more than 90 consecutive days at the Resort; (xi) cessation of gaming operations for a period of more than 90 consecutive days at the Resort (other than as a result of a casualty loss) after the Resort becomes Operating;
(xii) cessation of gaming operations for a period of more than 180 consecutive days as a result of a casualty loss except if the Authority is diligently pursuing reconstruction and opening of the Resort and such reconstruction and opening can be accomplished with the funds available to the Authority. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest (including all Cash Flow Participation Interest accrued or deferred) and any other monetary obligations on all of the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest (including Cash Flow Participation Interest, if any)) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest (including Cash Flow Participation Interest, if any) on, or the principal of, the Notes. The Authority is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Authority is required, within five Business Days upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

   13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Authority or its Affiliates, and may otherwise deal with the Authority or its Affiliates, as if it were not the Trustee.

   14. NO RECOURSE AGAINST OTHERS. Neither the Tribe nor any officer of office holder, employee, agent, representative, member of the Authority or the Tribe, as such, shall have any liability for any obligations of the Authority under this Note, the Indenture or the Collateral Documents, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

   15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

   16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

   17. ADDITIONAL RIGHTS OF HOLDERS. In addition to the rights provided to Holders of Notes under the Indenture, Holders shall have all the rights set forth in the Collateral Documents.

                                  A-II-7

     18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Authority has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Authority shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or any of the Collateral Documents. Requests may be made to:

                      Mohegan Tribal Gaming Authority
                               27 Church Lane
                       Uneasville, Connecticut 06382
                Attention: Roland Harris and Carlisle Fowler,
               Business Board Members, and Chief Ralph Sturges


                                   A-II-8

                               ASSIGNMENT FORM


     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

- ---------------------------------------------------------------------------
                  (INSERT ASSIGNEE'S SOC. SEC. OR TAX I.D. NO.)

- ---------------------------------------------------------------------------

- ---------------------------------------------------------------------------

- ---------------------------------------------------------------------------

- ---------------------------------------------------------------------------
              (PRINT OR TYPE ASIGNEE'S NAME, ADDRESS AMD ZIP CODE)

and irrevocably appoint ---------------------------------------------------
to transfer this Note on the books of the Authority. The agent may substitute another to act for him.


- -----------------------------------------------------------------------------

Date:
      ----------------------

                                  Your Signature:
                                                 ----------------------------
                                 (SIGN EXACTLY AS YOUR NAME APPEARS ON THE
                                 FACE OF THIS NOTE)

Signature Guarantee.


                                      A-II-9

                        OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Authority pursuant to Section 4.10, 4.11, 4.16 or 4.28 of the Indenture, check the box below:

/ / Section 4.10           / / Section 4.11           / / Section 4.16
                 / / Section 4.28


     If you want to elect to have only part of the Note purchased by the Authority pursuant to Section 4.10, Section 4.11, Section 4.16 or Section 4.28 of the Indenture, state the amount you elect to have purchased: $
             ---------------------


Date:                       Your Signature:
     -------------------                    -------------------------------
                              (SIGN EXACTLY AS YOUR NAME APPEARS ON THE NOTE)


                            Tax Identification No.:
                                                    -----------

Signature Guarantee.





                                A-II-10